Exhibit 10(b)

MAGELLAN PENSION PLAN

(ADOPTED EFFECTIVE JANUARY 1, 2004)

MAGELLAN PENSION PLAN

(Adopted Effective January 1, 2004)

i

2.34	“Hour of Service”	8
2.35	“Key Employee”	10
2.36	“Leased Employee”	10
2.37	“Lump Sum”	10
2.38	“Normal Pension”	10
2.39	“Normal Retirement Age”	10
2.40	“Normal Retirement Date”	10
2.41	“One Year Break-In-Service”	11
2.42	“Participant”	11
2.43	“Pension”	11
2.44	“Plan”	11
2.45	“Plan Year”	11
2.46	“Prior Service”	11
2.47	“Prior Williams Plan”	11
2.48	“Prior Williams Plan Benefit”	11
2.49	“Procedure”	11
2.50	“Qualified Joint and Survivor Pension”	11
2.51	“Qualified Domestic Relations Order”	11
2.52	“Retirement”	11
2.53	“Separation Benefit”	11
2.54	“Single Life Annuity”	12
2.55	“Social Security Retirement Age”	12
2.56	“Spouse”	12
2.57	“Spouse’s Consent”	12
2.58	“Surviving Spouse”	12
2.59	“Survivor Pension”	12
2.60	“Termination of Employment”	13
2.61	“Trust”	13
2.62	“Trust Agreement”	13
2.63	“Trustee”	13
2.64	“Trust Fund”	13
2.65	“Vesting Service”	14
2.66	“Vested Participant”	14
2.67	“Year of Service”	14

ARTICLE III. Participation		15

3.1	Participation	15
3.2	Reemployment	15
3.3	Veteran’s Rights	15

ARTICLE IV. Contributions		16

4.1	Participant Contributions	16
4.2	Employer Contributions	16
4.3	Rollover Contributions	16

ARTICLE V. Retirement Benefits		17

5.1	Normal and Late Retirement	17
5.2	Early Retirement	17
5.3	Disability Retirement	17
5.4	Deferred Vested Retirement	18
5.5	Transferred Employee Retirement	18
5.6	Annuity Starting Date	18
5.7	Distribution Requirements	19
5.8	Required Information	20
5.9	Direct Rollovers	20

ARTICLE VI. Amount of Pension		22

6.1	Normal and Late Pension	22
6.2	Early Pension	22
6.3	Disability Pension	22
6.4	Deferred Vested Pension	23
6.5	Maximum Pensions	24
6.6	Transferred Employee Retirement Benefits	25

ARTICLE VII. Separation and Death Benefits		26

7.1	Separation Benefit	26
7.2	Death Benefits	26
7.3	Designation of Beneficiary	26
7.4	Loss of Eligibility to Receive Death Benefit	27
7.5	Waiver of Survivor Pension Coverage for Spouse	27

ARTICLE VIII. Normal and Optional Forms of Payment		28

8.1	Normal Form of Pension	28
8.2	Optional Forms of Pension	28
8.3	Other Benefits Cancelled by Option	30
8.4	Special Restrictions on Payment	31
8.5	Domestic Relations Orders	31
8.6	Unclaimed Benefits	31
8.7	Facility of Payment	31
8.8	Loss of Eligibility to Receive Continuation Benefits	32

ARTICLE IX. Employment Transfers		33

9.1	Transfers Between Employers	33
9.2	Transfers to Non-Employer Affiliates	33

ARTICLE X. Administration		34

10.1	Fiduciaries	34
10.2	Allocation of Responsibilities Among Named Fiduciaries	34
10.3	Provisions Concerning the Benefits Committee	35
10.4	Provisions Concerning the Committee	35
10.5	Provisions Concerning the Plan Investments	36

10.6	Delegation of Responsibilities; Bonding	36
10.7	No Joint Fiduciary Responsibilities	37
10.8	Information to be Supplied by Employer	37
10.9	Records	37
10.10	Fiduciary Capacity	37

ARTICLE XI. Trustee		38

11.1	Appointment of Trustee	38
11.2	Responsibility of Trustee and Investment Manager(s)	38
11.3	Funding and Investment Policy	38
11.4	Bonding	38
11.5	Standard of Conduct of Trustee	38
11.6	Payment of Expenses	38

ARTICLE XII. Limitations		39

12.1	Reemployment of Retired Employees	39
12.2	Governmental Restrictions	39

ARTICLE XIII. Amendments		41

13.1	Right to Amend	41
13.2	Plan Merger or Consolidation	41

ARTICLE XIV. Adoption and Withdrawal		42

14.1	Procedure for Adoption	42
14.2	Withdrawal	42
14.3	Adoption By Affiliate Contingent Upon Qualification	42

ARTICLE XV. Termination		43

15.1	Right to Terminate	43
15.2	Employer Consolidation or Merger	43
15.3	Allocation and Liquidation of Trust Fund	43
15.4	Manner of Distribution	44
15.5	Amounts Returnable to an Employer	44

ARTICLE XVI. Top-Heavy Provisions		45

16.1	Definitions	45
16.2	Application of Top-Heavy Provisions	46
16.3	Top-Heavy Determination	47
16.4	Vesting Requirements	47
16.5	Minimum Benefit.	48
16.6	Adjustment in Maximum Limitation on Annual Benefits	48

ARTICLE XVII. Miscellaneous		49

17.1	Nonguarantee of Employment	49
17.2	Rights to Trust Assets	49
17.3	Nonalienation of Benefits	49

ARTICLE XVIII. Procedure for Identification and Processing		50

18.1	Definitions	50
18.2	Status of Order	50
18.3	Procedural Requirements.	51
18.4	Segregation of Assets and Payments	51
18.5	Modification of Procedure	52

ARTICLE XIX. Claims Procedure		53

19.1	Claims Procedure	53

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MAGELLAN PENSION PLAN

ARTICLE I.

Purpose; Effective Date

1.1 Purpose. The purpose of this Plan is to provide retirement and incidental benefits for all Eligible Employees who complete a period of service and otherwise become eligible hereunder. The benefits provided by this Plan will be paid from a Trust Fund established by the Company and will be in addition to the benefits Employees are entitled to receive under the federal Social Security Act.

1.2 Effective Date. The terms and provisions of this Plan shall be effective on and after January 1, 2004, and shall apply only to Eligible Employees who are credited with an Hour of Service for services rendered on or after such date, unless this Plan expressly provides for an earlier effective date. An Employee who participated in the Prior Williams Plan on or before December 31, 2003, and became an Employee of the Company or any Employer on January 1, 2004, shall be a Participant in this Plan on January 1, 2004.

Benefits payable under this Plan are payable to all Participants in accordance with the terms of this Plan, unless a Participant is a member of a class of Eligible Employees for which a different schedule of benefits has been provided, as described in an Appendix to this Plan.

ARTICLE II.

Definitions

The following terms, whenever used in the following capitalized forms, shall have the meanings set forth below:

2.1 “Accrued Benefit” means, with respect to a Participant, subject to the limitations of Section 6.5 and Article XVI and to the proviso below, a monthly amount payable commencing as of the first day of the month coincident with or next following his Normal Retirement Date or as of his later Annuity Starting Date, which amount when expressed as a Single Life Annuity, is equal to the amount determined below where:

such amount is equal to (a) plus (b) minus (c) multiplied by (d), where:

(a) is equal to one and one-tenth percent (1.1%) of the Participant’s Average Monthly Compensation multiplied by his Benefit Service;

(b) is equal to forty-five one-hundredths percent (0.45%) of the amount, if any, by which such Participant’s Average Monthly Compensation exceeds his Covered Compensation multiplied by the lesser of (i) his total Benefit Service, or (ii) thirty-five (35),

(c) is the Prior Williams Plan Benefit, and

(d) is the fraction the numerator of which is the Participant’s years of Benefit Service calculated from the Participant’s date of hire with the Company from and after January 1, 2004 and the denominator of which is the number of years of Benefit Service calculated from the Participant’s date of hire with the Company from and after January 1, 2004 which will be earned by the Participant on the assumption that he continues in employment with the Company to his Normal Retirement Date, but in no event will such fraction be greater than one (1), with his Average Monthly Compensation, Benefit Service and Covered Compensation determined as of his Termination of Employment (or, if no Termination of Employment is involved, as of the date of determination) in the determination of such amount and the component parts thereof.

2.2 “Actuarial Equivalent” means,

(a) for purposes of computing optional forms of benefits the actuarial adjustment factors described in Section 8.2 hereof; and

(b) with respect to the present value of the Pension based upon his Accrued Benefit of a Participant paid in a Lump Sum calculated applying the Applicable Interest Rate and the Applicable Mortality Table.

(c) For purposes of this Subsection 2.2(c), the following terms, whenever used in the capitalized form, shall have the meanings set forth below:

(1) “Applicable Interest Rate” means the annual interest rate on 30 years Treasury Securities as specified by the Commissioner of Internal Revenue for the first calendar month preceding the first day of the Plan Year during which the Annuity Starting Date occurs. If the time specified herein for determining the Applicable Interest Rate is changed, including an indirect change as a result of a change in the Plan Year, the interest rate used with respect to distributions made within one year of either the adoption date or the effective date of the amendment will be determined under Temporary Regulations §1.417(e)-1T(d)(10)(ii) to insure the amendment does not violate Code Section 411(d)(6).

(2) “Applicable Mortality Table” means the applicable mortality table prescribed by the Commissioner of Internal Revenue in revenue rulings, notices and other guidance published in the Internal Revenue Bulletin, as in effect on the date as of which present value is being determined. For 2004, the Applicable Mortality Table is the 1994 GAM.

2.3 “Actuary” means the individual actuary or firm of actuaries selected by the Company to provide actuarial services in connection with the administration of this Plan.

2.4 “Affiliate” means (1) a corporation, trade or business, if it and an Employer are members of a controlled group of corporations as defined in Code Section 414 (b) or under common control as defined under Code Section 414(c); (2) an organization, if it and an Employer are members of an affiliated service group, as defined in Code Section 414(m); and (3) solely for the purposes set forth in Code Section 414(o), any other entity, if it and an Employer are required to be aggregated pursuant to regulations under Code Section 414(o). Solely for the purposes of applying the limitations set forth in this Plan on maximum benefits, the standard of control under Code Sections 414(b) and 414(c) shall be deemed to be “more than 50%” rather than “at least 80%.”

2.5 “Alternate Payee” means an alternate payee described in the Procedure.

2.6 “Annuity Starting Date” means the first day for which an amount which is required to be paid under this Plan as an annuity or otherwise is actually paid, whether by reason of Retirement, death or Disability, as determined in accordance with Section 5.6 hereof.

2.7 “Appendix” means one of the appendices attached hereto and made a part of this Plan.

2.8 “Applicable Election Period” means:

(a) In the case of an election to waive a Qualified Joint and Survivor Pension or to revoke such waiver, the ninety-day period ending on the Annuity Starting Date; and

(b) In the case of any Spouse’s Consent required under Section 8.5 before the distribution of the Accrued Benefit of a Participant can begin, the ninety-day period ending on the Annuity Starting Date.

2.9 “Authorized Leave of Absence” means any absence authorized by the Employer under the Employer’s personnel practices granted in a uniform and nondiscriminatory manner.

2.10 “Average Monthly Compensation” means the sum of a person’s Compensation earned during his highest paid, five (5) Plan Years of employment (excluding his first and last partial years of employment) within the ten (10) Plan Years prior to his Normal Retirement Date, or if earlier, prior to his Termination of Employment (or if appropriate, the date of determination), divided by sixty (60). If a person has less than five (5) Plan Years of employment, Average Monthly Compensation shall mean the sum of the person’s Compensation earned for all full Plan Years (excluding his first and last partial years) of employment, divided by the number of months during this period for which he received such Compensation.

2.11 “Beneficiary” means any person or entity designated under Section 7.3 to receive a Death Benefit.

2.12 “Benefit Service” means the sum of the full and fractional Years of Service credited to a Participant after the Effective Date under the provisions of this Plan, plus, for an Eligible Employee who was a Participant in the Prior Williams Plan before the Effective Date, his Benefit Service (or comparable service) determined under the Prior Williams Plan as of December 31, 2003; provided, however, that Benefit Service (or comparable service) attributable to a period of Eligibility Service will be included unless disregarded under Section 2.27.

2.13 “Board of Managers” means the Board of Managers of the Company.

2.14 “Code” means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

2.15 “Code Section 415 Compensation” means a Participant’s taxable income as reported or reportable on Form W-2 for federal income tax purposes, increased by salary reduction amounts contributed to the Magellan 401(k) Plan or similar plan designated by the Committee and salary reduction amounts contributed to any cafeteria plan or flexible benefits plan established by the Company in accordance with Code Section 125 and related sections of the Code.

2.16 “Committee” means the Benefits Committee described in Section 10.3 and shall sometimes be referred to herein as the Committee or the Benefits Committee.

2.17 “Company” means Magellan Midstream Holdings, L.P., a partnership formed under the laws of the State of Delaware.

2.18 “Compensation” means with respect to a Participant who has an Hour of Service on or after such date, the first two hundred thousand dollars ($200,000) (or such other amount as may be permitted under Code Section 401(a)(17)) of the total wages or salary paid to a Participant each Plan Year by an Employer or an Affiliate, or Earned Income as defined herein, if the Participant is a Self-Employed Individual including base pay, short term disability (“STD”) paid by an Employer, bonuses (unless specifically excluded under a written bonus arrangement), if any, when paid, salary reduction amounts contributed to the Magellan 401(k) Plan or a similar plan designated by the Committee, salary reduction amounts contributed to any qualified transportation plan established by the Company in accordance with Code Section 132(f) or to any cafeteria plan or flexible benefits plan established by the Company in accordance with Code Section 125 and related sections of the Code, but excluding severance pay, cost of living pay, housing pay, relocation pay (including mortgage interest differential) and all such other taxable and non-taxable fringe benefits and extraordinary compensation, all as determined by the Committee in its sole and absolute discretion. For purposes of determining Average Monthly Compensation, the Compensation taken into account with respect to any Plan Year shall not exceed the limitation determined pursuant to the terms of this Section 2.18 as applicable for such Plan Year. For purposes of determining an Accrued Benefit, if an Employee is credited with less than two thousand eighty (2,080) Hours of Service for determining Benefit Service during a Plan Year, his Compensation for that Plan Year shall be the product of his actual Compensation for such Plan Year as described above multiplied by a fraction the numerator of which is two thousand eighty (2,080) and the denominator of which is the number of Hours of Service with which he is credited for such Plan Year. For purposes of calculating a Participant’s “Compensation” and a Participant’s “Average Monthly Compensation” under the Plan, compensation which was recognized as “compensation” for purposes of calculating benefits pursuant to the terms of the Prior Williams Plan will be considered for purposes of determining both Compensation and Average Monthly Compensation pursuant to the terms of this Plan, but only for purposes of calculating the Prior Williams Plan Benefit, and who was an active participant in the Prior Williams Plan on December 31, 2003, and such participant became an Employee of the Company or any Affiliate on January 1, 2004. With respect to any other Employee who is hired by the Company or an Affiliate after January 1, 2004, and such individual had previously been employed by Williams Companies, Inc. or any of its Affiliates and was a participant in the Prior Williams Plan, then, for calculating such Participant’s “compensation” and “Average Monthly Compensation” under the Plan, such calculation shall be based only on Compensation paid to such Participant while employed by the Company or any Affiliate. As used herein, Earned Income means the net earnings from self-employment in a trade or business with respect to which the Plan is established by the Employer for which personal services of the individual are a material income-producing factor regardless of the manner in which such earnings are reported. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

2.19 “Computation Period” means, with respect to each type of service to be measured, the following periods of time:

(a) With respect to Eligibility Service, the twelve-consecutive month period following the first Employment Date of an Employee (or, if such Eligibility Service can be disregarded under the break-in-service provisions of this Plan or the Prior Williams Plan, his first Employment Date thereafter) and anniversaries thereof;

(b) With respect to Vesting Service, a Plan Year; and

(c) With respect to Benefit Service, a Plan Year.

2.20 “Covered Compensation” means, for any Plan Year (except as provided in Section 5.3 concerning determination of a Disability Pension) and with respect to each Participant, the average (without indexing) of the social security taxable wage bases in effect for each calendar year during the thirty-five-calendar-year-period ending with the calendar year such Participant attains (or will attain) his Social Security Retirement Age. Such thirty-five-calendar-year-period shall be used for each Participant regardless of the year of birth of such Participant. In determining any Participant’s Covered Compensation for any Plan Year, the social security taxable wage base for such Plan Year (and each subsequent Plan Year) shall be assumed to be the same as the social security taxable wage base in effect as of the first day of such Plan Year. A Participant’s Covered Compensation for any Plan Year after such thirty-five-calendar-year-period is such Participant’s Covered Compensation for the Plan Year in which such Participant attained his Social Security Retirement Age. A Participant’s Covered Compensation for any Plan Year prior to such thirty-five-calendar-year-period is the social security taxable wage base in effect as of the first day of such Plan Year. Each Participant’s Covered Compensation shall be automatically adjusted for each Plan Year, to the extent his Covered Compensation is then subject to adjustment under this Section 2.20.

2.21 “Death Benefit” means the benefit provided under Article VII of this Plan to the Surviving Spouse or other Beneficiary of a Participant.

2.22 “Deferred Vested Pension” means the type of Pension described in Section 5.4.

2.23 “Disability” means a physical or mental condition which (a) satisfies the initial requirements for disability payments under the Employer maintained long-term disability plan.

2.24 “Disability Pension” means the type of Pension described in Section 5.3.

2.25 “Early Pension” means the type of Pension described in Section 5.2.

2.26 “Effective Date” means January 1, 2004, the general effective date of this Plan.

2.27 “Eligibility Service” means all of the full and partial Years of Service of an Employee with an Employer or Affiliate and any other service with the Company or an Affiliate as a Leased Employee, if such service would have constituted a Year of Service under the applicable provisions of this Plan, if the Leased Employee had been a common law employee of the Company. Eligibility Service shall not include:

(a) Years of Service before January 1, 2004, if under the break-in-service provisions of this Plan or the Prior Williams Plan in effect on December 31, 2003, such service was not taken into account in determining such Employee’s Eligibility Service; and

(b) Years of Service credited before a One Year Break-in-Service, if an Employee has no vested interest in his Accrued Benefit derived from Employer Contributions at such time and the number of consecutive One Year Breaks-in-Service equals or exceeds the greater of (i) five (5) or (ii) the Years of Service earned by the Employee before the first One Year Break-in-Service.

Years of Service that are not taken into account by reason of the exclusions set forth above shall not be taken into account in applying the provisions of this Section 2.27 to a subsequent One Year Break-in-Service.

2.28 “Eligible Employee” means any Employee of an Employer, but does not include:

(a) A Leased Employee;

(b) an Employee who is a member of a group of Employees represented by a collective bargaining representative, unless a currently effective collective bargaining agreement between his Employer and the collective bargaining representative of the group of Employees of which he is a member expressly provides for coverage by this Plan;

(c) an Employee who, after the Effective Date, is then accruing a benefit under the terms of any employee pension benefit plan maintained outside of this Plan at such time, sponsored by an Employer and intended to meet the requirements of Code Section 401(a);

(d) an Employee who is not a resident of the United States and not a citizen of the United States;

(e) a nonresident alien;

(f) a seasonal employee, a temporary employee, a term employee, or an employee not employed on a regularly scheduled basis;

(g) a person who has a written employment contract or other contract for services, unless such contract expressly provides that such person is an employee;

(h) a person who is paid through the payroll of a temporary agency or similar organization regardless of any subsequent reclassification as a common law employee;

(i) a person who is designated, compensated or otherwise treated as an independent contractor by an Employer regardless of any subsequent reclassification as a common law employee;

(j) a person who is designated, compensated or otherwise treated as a cooperative education employee;

(k) a person excluded by the document of adoption of an Employer;

(l) an individual who is not contemporaneously classified as an Employee for purposes of the Employer’s payroll system. In the event any such individual is reclassified as an Employee for any purpose, including, without limitation, as a common law or statutory employee, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individual will, notwithstanding such reclassification, remain ineligible for participation hereunder and will not be considered an Eligible Employee. In addition to and not in derogation of the foregoing, the exclusive means for an individual who is not contemporaneously classified as an Employee of the Employer on the Employer’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan which specifically renders such individual eligible for participation hereunder; or

(m) any individual retained by an Employer directly or through an agency or other party to perform services for an Employer (for either a definite or indefinite duration) in the capacity of a fee-for-service worker or independent contractor or any similar capacity including, without limitation, any such individual employed by temporary help firms, technical help firms, staffing firms, employee leasing firms, professional employer organizations or other staffing firms, whether or not deemed to be a “common law” employee.

Notwithstanding the foregoing an Eligible Employee also includes a partner who is an executive officer (a “Self Employed Individual”) of the Employer who has Earned Income for the taxable year from the trade of business for which the Plan is adopted and established; and, such definition shall also include an individual who would have had Earned Income but for the fact that the trade or business had not “net profits” for the taxable year.

2.29 “Employee” means any common law employee of an Employer or Affiliate, and any person granted such status in accordance with an Employer’s uniform and nondiscriminatory policies regarding an Authorized Leave of Absence. Employee also includes a Self-Employed Individual. Further as used herein, Employment includes service of a Self-Employed Individual with the Employer.

2.30 “Employer” means the Company and any Affiliate which, pursuant to the provisions of Article XIV, has adopted this Plan.

2.31 “Employer Contributions” mean the contributions by Employers to the Trust for this Plan.

2.32 “Employment Date” means the day an Employee first earns an Hour of Service, or in the case of an Employee whose Eligibility Service and Vesting Service can be disregarded under the break-in-service provisions of this Plan or a Prior Williams Plan, the first day following his last One Year Break-in-Service in which the Employee earns an Hour of Service.

2.33 “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

2.34 “Hour of Service” means a unit of service used by the Plan to determine an Employee’s Years of Service credited as follows:

(a) each hour for which the Employee is paid, or entitled to payment, directly or indirectly, for the performance of duties from an Employer or an Affiliate; provided, however, if records of such actual hours are not maintained for an Employee, such Employee shall be credited with 190 Hours of Service for each month in which the Employee is paid, or entitled to payment, with respect to one Hour of Service. The term shall include service of a Self-Employed individual with the Employer

(b) each hour for which backpay, irrespective of mitigation of damages, is awarded to the Employee or agreed to by the Employer or an Affiliate;

(c) each hour an Employee is paid or entitled to payment by an Employer or an Affiliate on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. An Hour of Service for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which the Employee performed no duties shall not be credited to the Employee, if such payment is made or due under a plan maintained solely for the purpose of complying with any applicable worker’s compensation, disability insurance, or unemployment compensation law. Hours of Service also shall not be credited for a payment which solely reimburses the Employee for medical or medically related expenses incurred by the Employee. Not more than five hundred one (501) Hours of Service shall be credited under this subsection (c) to the Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Computation Period). For purposes of this subsection (c), a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from an Employer directly, or indirectly through, among others, a trust fund, insurer or other entity to which an Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate;

(d) Solely for purposes of determining whether an Employee has incurred a One Year Break-in-Service, an Employee who is not otherwise credited with an Hour of Service under subsection (a), (b) or (c), above, shall be credited with an Hour of Service for each additional hour which is part of an Employee’s customary work week with an Employer or Affiliate during which the Employee is on an unpaid Authorized Leave of Absence, provided the Employee resumes employment with an Employer or Affiliate upon the expiration of such Authorized Leave of Absence. For purposes of this subsection (d), an Employee’s customary work week will consist of five (5), eight-hour days;

(e) Solely for purposes of determining whether a One Year Break-in-Service has occurred for purposes of determining Eligibility Service, Vesting Service and Years of Participation (but not for purposes of Benefit Service), an Employee who is absent from work beginning on or after January 1, 1985 for maternity or paternity reasons and who is not otherwise credited with an Hour of Service under subsections (a), (b), (c) or (d) above, shall receive credit for the Hours of Service for which he would have been regularly scheduled had the Employee performed duties during such absence for an Employer or Affiliate, or in the absence of a regularly scheduled number of hours, forty (40) hours per week (or eight (8) hours per day). For purposes of such determination, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of such Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. Hours of Service credited for purposes of such determination shall be credited in the Computation Period in which such absence begins, if necessary to prevent a One Year Break-in-Service in such period, or, in all other cases, in the next following Computation Period. In no event will more than five hundred one (501) Hours of Service be credited for any single continuous period of time during which the person did not or would not have performed duties. The Committee may, in its discretion, require an Employee who is absent from work for maternity or paternity reasons to furnish information to the Committee to establish that the Employee’s absence from work is for maternity or paternity reasons and the number of days of such absence. The Company reserves the right to terminate the employment of any Employee who is absent from work without authorization, without regard to whether such Employee is entitled to be credited for Hours of Service pursuant to this subsection (e);

(f) The same Hours of Service shall not be credited more than once under the foregoing subsections. The determination of Hours of Service for reasons other than the performance of duties shall be made in accordance with the provisions of Labor Department Regulations, C.F.R. §2530.200b-2(b) (1976); and Hours of Service shall be credited to Computation Periods in accordance with the provisions of Labor Department Regulations, C.F.R. § 2530.200b-2(c) (1976).

2.35 “Key Employee” means each Employee and former Employee described in Section 16.1(d).

2.36 “Leased Employee” means an individual who is not in the employ of an Employer or an Affiliate and who, pursuant to an agreement between an Employer or an Affiliate and any other person (“leasing organization”), provides services to such Employer or Affiliate and has provided services to an Employer or an Affiliate on a substantially full-time basis for a period of at least one year, with such services being (i) prior to January 1, 1997, of the type historically performed by employees in the business field of such Employer or Affiliate, or (ii) after December 31, 1996, performed under the primary direction or control of such Employer or Affiliate. Provided, however, if such individuals constitute less than twenty percent of the non-highly compensated workforce (within the meaning of Code Section 414(n)(5)(C)(ii)) of such Employer or Affiliate and the Affiliates of each of them, such an individual shall not be included in such meaning if such leasing organization covers such an individual in a money purchase pension plan which provides immediate participation, full and immediate vesting and a non-integrated contribution formula equal to at least ten percent of such individual’s annual compensation (as defined in Code Section 415(c)(3)); and provided further, if such individual shall be deemed to be, or treated as, an Employee of an Employer or an Affiliate, any contributions or benefits provided by such leasing organization which are attributable to services of such individual performed for an Employer or an Affiliate shall be treated as provided by such Employer or Affiliate.

2.37 “Lump Sum” means the optional form of payment described in Subsection 8.2(e), Section 8.4, and the small lump sum described in Subsection 12.2(a).

2.38 “Normal Pension” means the type of Pension described in Section 6.1.

2.39 “Normal Retirement Age” means the Participant’s attainment of age sixty-five (65).

2.40 “Normal Retirement Date” means the first day of the month coinciding with or next following the Participant’s Normal Retirement Age. The Accrued Benefit of a Participant who is an Employee of the Employer on his Normal Retirement Age shall become nonforfeitable on and after such date.

2.41 “One Year Break-In-Service” means a Computation Period within which an Employee is credited with not more than five hundred (500) Hours of Service.

2.42 “Participant” means each person who is participating in this Plan pursuant to the provisions of Article III.

2.43 “Pension” means a series of monthly amounts which are payable to a person who is entitled to receive benefits pursuant to this Plan.

2.44 “Plan” means the Magellan Pension Plan, as hereafter from time to time amended.

2.45 “Plan Year” means the twelve (12) consecutive month period beginning on January 1 and ending December 31.

2.46 “Prior Service” means the number of Years of Service recognized as Years of Vesting Service under the Prior Williams Plan as of December 31, 2003.

2.47 “Prior Williams Plan” means The Williams Pension Plan as it existed on December 31, 2003.

2.48 “Prior Williams Plan Benefit” means a participant’s vested accrued benefit under the Prior Williams Plan determined as of December 31, 2003 as set forth in Appendix 1 attached hereto.

2.49 “Procedure” means the Procedure for Identification and Processing of Qualified Domestic Relations Orders, which is described in Article XVIII.

2.50 “Qualified Joint and Survivor Pension” means a monthly payment for the life of the Participant and, if the Participant is married on the date the payment of such Pension begins, a monthly payment to such Spouse after his death for life in an amount equal to one hundred percent (100%) in the case of a Pension based upon his Accrued Benefit and fifty percent (50%) in the case of a Pension based upon his Accrued Benefit, of the monthly Pension payable during the joint lives of the Participant and his Spouse. A Qualified Joint and Survivor Pension shall be the actuarial equivalent of the Accrued Benefit of a Participant. The monthly amount of such payments shall be determined under Option 1, Option 2, or Option 3, as applicable, of Section 8.2.

2.51 “Qualified Domestic Relations Order” means the type of court order or decree described in the Procedure.

2.52 “Retirement” means Termination of Employment after an Employee has fulfilled all requirements for a Pension other than any attained age requirement. Retirement shall be considered as commencing on the day immediately following an Employee’s last day of employment or Authorized Leave of Absence, if later.

2.53 “Separation Benefit” means a special benefit determined in accordance with Section 7.1.

2.54 “Single Life Annuity” means the optional form of Pension described in Section 8.2(e).

2.55 “Social Security Retirement Age” means, with respect to each Participant, the social security retirement age of such Participant as determined under Code Section 415(b)(8) and the regulations thereunder.

2.56 “Spouse” means the person to whom a Participant is married and/or any former spouse to the extent provided in a Qualified Domestic Relations Order and allowed under Code Section 414(p).

2.57 “Spouse’s Consent” means the written, irrevocable consent of the Spouse of a Participant to a specific election of a form of distribution other than a Qualified Joint and Survivor Pension or Survivor Pension coverage for such Spouse and, if applicable, the specific designation of any Beneficiary or contingent pensioner other than such Spouse, which consent acknowledges the effect thereof on the rights of such Spouse concerning the Participant’s Accrued Benefit, with such consent being acknowledged before a Plan representative or notary public. Such election of a form and, if applicable, a Beneficiary or contingent annuitant cannot be changed by the Participant to a form other than a Qualified Joint and Survivor Pension with such Spouse as the contingent pensioner without being accompanied by a new Spouse’s Consent of such Spouse, unless the preceding Spousal Consent (i) expressly permits the Participant to change an elected form of distribution and designation of contingent pensioner or Beneficiary without a new Spouse’s Consent of such Spouse, and such preceding Spouse’s Consent acknowledges that the Spouse has the right to limit consent to the specifically elected form of distribution and, if applicable, the specific contingent annuitant or Beneficiary; provided, however, if the designated Beneficiary is a trust, a Spouse’s Consent shall be required, and applicable to, the Participant’s designation of such trust and shall not be required, nor applicable to, the designation of trust beneficiaries or any changes in trust beneficiaries. A Spouse’s Consent is binding only with respect to the consenting Spouse. A Spouse’s Consent shall not be required if it is established to the satisfaction of the Committee that the Participant is not married, the Participant’s Spouse cannot be located or on account of other circumstances as the Secretary of the Treasury may prescribe by regulation. No Spouse’s Consent shall be valid or effective unless and until filed with the Committee.

2.58 “Surviving Spouse” means the person to whom a Participant is married on the date of his death and/or any former spouse to the extent provided in a Qualified Domestic Relations Order and allowed under Code Section 414(p); provided, however, a Spouse shall not be a Surviving Spouse for purposes of eligibility for the survivor portion of any Pension paid to a Participant hereunder, unless such Spouse was married to the Participant on his Annuity Starting Date.

2.59 “Survivor Pension” means a monthly amount payable for life to the Surviving Spouse or Beneficiary of a Vested Participant who died prior to the Annuity Starting Date of his benefits under this Plan. Unless otherwise provided in this Plan, the amount of such monthly payments shall be equal to the amount payable to the Surviving Spouse or Beneficiary as a Single Life Annuity as if such Surviving Spouse or Beneficiary was a Participant (or the Actuarial Equivalent thereof); provided, however, payment to a Beneficiary which is not a living person shall be made solely as a single-sum of all or a portion of the Participant’s Pension as designated by the Participant pursuant to Section 7.3.

2.60 “Termination of Employment” means a separation from service that occurs when:

(a) an Employee ceases to be employed by an Employer or an Affiliate, or

(b) a person fails to report for work with an Employer or an Affiliate, at the termination of an Authorized Leave of Absence.

A transfer of employment from one Employer or Affiliate to another Employer or Affiliate shall not constitute a Termination of Employment for purposes of the Plan. A person shall not be considered to have incurred a Termination of Employment due to his having entered the Armed Forces or Merchant Marine of the United States unless it is determined by the Committee that he has no reemployment rights under the law. Upon the sale of all of the stock or substantially all of the assets used in a trade or business of any subsidiary of the Company which has adopted the Plan as an Employer prior to such sale, a Termination of Employment shall occur on the date of such sale with respect to any Employee who continues in employment with the purchaser of such assets or with such subsidiary, as the case may be, provided the following conditions (as recognized in General Counsel Memorandum 39824, August 15, 1990) are met:

(1)	the Company continues to maintain the Plan after such sale;

(2)	the subsidiary withdraws as an Employer under the Plan prior to such sale;

(3)	the purchaser of such subsidiary’s stock or assets (“Purchaser”) does not adopt the Plan;

(4)	the Purchaser is not an Affiliate; and

(5)	no assets or liabilities of the Plan are transferred to a defined benefit plan maintained by the Purchaser, the subsidiary or any affiliate of either within the meaning of Code Sections 414(b), (c) or (m).

After incurring a Termination of Employment, a terminated person shall not be eligible for or credited with Hours of Service or Years of Service for any purpose under the Plan with respect to any period after such Termination of Employment.

2.61 “Trust” means the legal entity resulting from the Trust Agreement.

2.62 “Trust Agreement” means the agreement between the Company and the Trustee establishing the Trust, and any amendments thereto.

2.63 “Trustee” means the entity which is serving as Trustee under the Trust Agreement.

2.64 “Trust Fund” means any property, real or personal, received by the Trustee, plus all income and gains and minus losses, expenses and distributions chargeable thereto.

2.65 “Vesting Service” means the sum of:

(a) The Employee’s Prior Service determined as of December 31, 2003, under the provisions of the Prior Williams Plan then in effect; plus

(b) all Years of Service earned after the Effective Date; and

(c) all other service with an Employer or an Affiliate as a Leased Employee, if such service would have constituted a Year of Service under the applicable provisions of this Plan, if the Leased Employee had been a common law employee of such Employer or Affiliate;

but, excluding (1) any Years of Service before January 1, 2004, if under the break-in-service provisions of this Plan or the Prior Williams Plan in effect for such periods, such service was not taken into account, and (2) any Years of Service earned prior to a One Year Break-in-Service, if the Employee did not have a nonforfeitable interest in his Accrued Benefit derived from Employer Contributions before the One Year Break-in-Service began and if the number of consecutive One Year Breaks-in-Service equals or exceeds the greater of (i) five (5) or (ii) the Employee’s Vesting Service earned before the One Year Break-in-Service. Service not required to be taken into account by reason of the exclusions set forth above shall not be taken into account in applying this Section 2.65 to a subsequent One Year Break-in-Service.

2.66 “Vested Participant” means any Participant who has a nonforfeitable right to any portion of his Accrued Benefit.

2.67 “Year of Service” means:

(a) with respect to Eligibility Service, the sum of the Prior Service of the Participant plus each Computation Period during which the person earns at least one thousand (1,000) Hours of Service;

(b) with respect to Vesting Service, the sum of the Prior Service of the Participant plus each Computation Period ending after December 31, 2003, during which the person earns at least one thousand (1,000) Hours of Service;

(c) with respect to Benefit Service, the sum of (i) the Benefit Service earned by a person before the Effective Date under the Prior Williams Plan and (ii) each Computation Period beginning on or after January 1, 2004, during which an Eligible Employee earns at least one thousand (1,000) Hours of service with an Employer, with each Eligible Employee receiving one hundred ninety (190) Hours of service credit for each month, or portion thereof, worked during the Computation Period. If an Eligible Employee earns less than one thousand (1,000) Hours of Service during any such Computation Period, a fraction of a year of Benefit Service shall be earned by the Eligible Employee, the numerator of which shall be the Eligible Employee’s actual Hours of Service earned with an Employer during such Computation Period and the denominator of which shall be one thousand (1,000); and

(d) with respect to Eligibility Service, Vesting Service and Benefit Service, such service as may be granted by the Committee or the Board of Managers, where appropriate, in accordance with an Employer’s uniform and nondiscriminatory policies regarding an Authorized Leave of Absence.

ARTICLE III.

Participation

3.1 Participation. Each Eligible Employee who was, as of December 31, 2003, a Participant in the Prior Williams Plan shall continue after such date as a Participant in this Plan. Each other Eligible Employee shall become a Participant in this Plan on the first day of the calendar month coincident with or next following the date he is credited with one year of Eligibility Service. A Participant shall continue participating in this Plan until the earlier of his death or the distribution or forfeiture of his entire Accrued Benefit in accordance with the terms and conditions of this Plan.

3.2 Reemployment. Each Participant who incurs a Termination of Employment and is reemployed as an Eligible Employee at a time when he retains credited Eligibility Service shall resume participation in the Plan as of the date he is credited with an Hour of Service after becoming so reemployed.

3.3 Veteran’s Rights. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit under the Plan with respect to qualified military service shall be provided in accordance with Code Section 414(u).

ARTICLE IV.

Contributions

4.1 Participant Contributions. No contributions to this Plan shall be made by Participants.

4.2 Employer Contributions. The Employers, acting under the advice of the Actuary for the Plan, shall make contributions to the Trust in such amounts and at such times as are required to comply with Code Section 412. Such contributions shall be applied to provide benefits under this Plan and to pay the expenses of this Plan. Forfeitures shall be applied to reduce future Employer Contributions.

4.3 Rollover Contributions. No rollover contributions of any nature or description, whether direct or indirect, shall be made to this Plan by any Employee or Participant or any other person.

ARTICLE V.

Retirement Benefits

5.1 Normal and Late Retirement. A Participant shall be eligible for a Normal Pension under this Plan, if his Termination of Employment occurs on or after his Normal Retirement Date. Payment of a Normal Pension to the Participant shall begin as of the Annuity Starting Date and shall continue in accordance with the terms of the form of payment applicable to such Participant. The amount of such Normal Pension shall be determined under Section 6.1. The form of such Normal Pension shall be determined under Article VIII.

5.2 Early Retirement. A Participant shall be eligible for an Early Pension under this Plan, if his Termination of Employment is on or after his fifty-fifth (55th) birthday and before his Normal Retirement Date and he has completed five (5) or more years of Vesting Service. Payment of an Early Pension to the Participant shall begin as of his Annuity Starting Date and shall continue in accordance with the terms of the form of payment applicable to such Participant. The amount of such Early Pension shall be determined under Section 6.2. The form of such Early Pension shall be determined under Article VIII.

5.3 Disability Retirement. A Participant shall be eligible for a Disability Pension under this Plan, if his Termination of Employment is on account of Disability and occurs after he has completed five (5) or more years of Vesting Service, but prior to his Normal Retirement Date. Payment of a Disability Pension to the Participant shall begin on the Annuity Starting Date and shall continue in accordance with the terms of the form of payment applicable to such Participant. The form of such Disability Pension shall be determined under Article VIII. The amount of such Disability Pension shall be determined as follows:

(1) If a Disability continues to the Participant’s Normal Retirement Date, such Participant shall be entitled to a Disability Pension based on his Compensation (subject to applicable limitations), Covered Compensation and Benefit Service to the date of Disability and Benefit Service credit for the period of Disability;

(2) If a Disability ceases prior to the Participant’s Normal Retirement Date and the Participant is reemployed by an Employer as an Eligible Employee, upon his subsequent Termination of Employment such Participant shall be entitled to receive a Normal Pension, Early Pension or Deferred Vested Pension, as applicable, determined by his attained age on the date of such Termination of Employment. Such Normal Pension, Early Pension or Deferred Vested Pension shall be based on his Compensation (subject to applicable limitations), Covered Compensation and Benefit Service to the date of Disability, Benefit Service credit for the period of Disability, and his Benefit Service, Covered Compensation and Compensation during the period of reemployment, reduced, if applicable, in accordance with Section 6.2 or 6.4, based on the number of years by which the Annuity Starting Date of the Early Pension or Deferred Vested Pension precedes the Participant’s Normal Retirement Date; and

(3) If a Disability ceases prior to the Participant’s Normal Retirement Date and he is not reemployed by an Employer as an Employee (or is reemployed as an Employee but not an Eligible Employee), he shall be entitled to receive, commencing on the first day of the month coinciding with or next following the latest of (i) his fifty-fifth (55th) birthday, (ii) the cessation of such Disability, or (iii) the date of his subsequent Termination of Employment, an Early Pension or Deferred Vested Pension, as applicable, to which he would have been entitled as of the date of such cessation of such Disability. Such Early Pension or Deferred Vested Pension shall be based on his Compensation (subject to applicable limitations), Covered Compensation and Benefit Service to the date of Disability and Benefit Service to the date of cessation of such Disability (or, if applicable, date of Termination of Employment), but in neither case beyond his Normal Retirement Date, reduced, if applicable, in accordance with Sections 6.2 and 6.4, based on the number of years by which the Annuity Starting Date of the Early Pension or Deferred Vested Pension precedes the Participant’s Normal Retirement Date.

5.4 Deferred Vested Retirement. A Participant who is not eligible for a Pension under Sections 5.1, 5.2 or 5.3 shall be eligible for a Deferred Vested Pension, if his Termination of Employment is on or after the completion of five (5) or more years of Vesting Service. Payment of a Deferred Vested Pension to the Participant shall begin on the Annuity Starting Date and shall continue in accordance with the form of payment applicable to such Participant. The amount of such Deferred Vested Pension shall be determined under Section 6.4. The form of such Deferred Vested Pension shall be determined in accordance with Article VIII.

5.5 Transferred Employee Retirement. Requirements for Pension benefits or other benefits, if any, payable under this Plan in cases of transfers of employment by Employees between Employers or between an Employer and an Affiliate, shall be determined in accordance with the provisions of Article IX.

5.6 Annuity Starting Date. Subject to the provisions of Sections 5.7 and 5.8, Pensions and other benefits payable under this Plan shall commence and be payable in accordance with the following:

(a) In the case of a Normal Pension payable under Section 5.1, the Annuity Starting Date shall be the earlier of (i) the first day of the month next following a Participant’s Termination of Employment, or (ii) April 1 of the calendar year following the calendar year in which such Participant attains age seventy and one-half (70 1/2);

(b) In the case of a Pension payable under Section 5.2, 5.3, 5.4, or 5.5 and a Separation Benefit payable to a Participant under Section 7.1, the Annuity Starting Date shall be the first day of the month coincident with or next following the Participant’s Normal Retirement Date, or if earlier, the date established by the Committee in response to the Participant’s written request for early payment, but in no event earlier than the first day of the month coincident with or next following the date the Participant attains age fifty-five (55) in the case of such a Pension. Early commencement of a Pension is subject to the restrictions imposed by Section 8.4;

(c) In the case of a Pension or Separation Benefit described in subsections (a) or (b) above, the Annuity Starting Date shall in all events be not later than sixty (60) days after the last day of the Plan Year in which occurs the latest of the following events:

(1) The Participant’s Normal Retirement Date;

(2) The tenth anniversary of the date on which the Participant commenced participation in the Plan; or

(3) The Participant’s Termination of Employment; and

(d) In the case of a Survivor Pension, the Annuity Starting Date shall be the first day of the month:

(1) next following the Participant’s date of death, if the Participant had then attained age sixty-five (65); or

(2) in which the Participant would have attained age sixty-five (65), if the Participant dies prior to attaining such age.

A Surviving Spouse may irrevocably elect, on a form provided for such purpose by the Committee, to accelerate the Annuity Starting Date of a Survivor Pension to the first day of the month next following the date of the Participant’s death or the first day of any month thereafter, but no later than the first day of the month in which the Participant would have attained age sixty-five (65); and

(e) If payment of a Survivor Pension based upon a Participant’s Accrued Benefit commences to the Surviving Spouse of a Participant who was either (i) an Employee, or (ii) eligible for an Early Pension before the first day of the month in which such Participant would have attained age sixty-two (62), such Survivor Pension shall be reduced in accordance with the provisions of Section 6.2(b) based upon the age the Participant would have attained as of the Annuity Starting Date; provided, however, no reduction shall be made for any period prior to the date such Participant would have attained age fifty-five (55). If payment of a Survivor Pension commences to the Surviving Spouse of a Participant who was eligible for a Deferred Vested Pension before the first day of the month in which such Participant would have attained age sixty-five (65), such Survivor Pension shall be reduced in accordance with the provisions of Section 6.4(b) based on the age such Participant would have attained as of the Annuity Starting Date.

5.7 Distribution Requirements. In addition to the requirements of Section 5.6 and subject to the provisions of Section 5.8, distributions to a Beneficiary in the event of the death of a Participant shall be made in accordance with the following:

(a) In the event distribution of a Participant’s Pension has commenced before the Participant’s death, the remaining interest thereof, if any, shall be distributed at least as rapidly as under the method of distribution being used as of the Participant’s date of death; and

(b) In the event distribution of a Participant’s Pension has not commenced before the Participant’s death, distribution of any distributable portion thereof shall be made in accordance with the following:

(1) Any portion of such Participant’s interest which is not payable to a Beneficiary designated by such Participant shall be distributed within five (5) years of such Participant’s date of death; and

(2) Any portion of such Participant’s interest which is payable to a Beneficiary designated by such Participant shall be distributed over the life of such Beneficiary or a period not exceeding the life expectancy of such Beneficiary, commencing not later than (i) if such Beneficiary is other than such Participant’s Surviving Spouse, one (1) year after the Participant’s date of death, or (ii) if such Beneficiary is such Participant’s Surviving Spouse, (A) the date on which such Participant would have attained age seventy and one-half (70 1/2), if such Participant dies before attaining such age, or (B) one (1) year after such Participant’s date of death, if such Participant dies after attaining age seventy and one-half (70 1/2).

5.8 Required Information. Any Participant and any Beneficiary eligible to receive benefits under the Plan shall furnish to the Committee any information or proof requested by the Committee and reasonably necessary for proper administration of the Plan. Failure by such Participant or such Beneficiary to comply with any such request within a reasonable period of time and in good faith shall be sufficient grounds for delay in payment of benefits under the Plan until sixty (60) days after such information or proof is received by the Committee.

5.9 Direct Rollovers.

(a) Distributee’s Election: Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election hereunder, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b) Definitions: For purposes of this Section 5.9, the following words and phrases shall have the meanings set forth below when used in the capitalized form, unless a different meaning is clearly warranted by the context:

(1) “Direct Rollover” shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(2) “Distributee” shall mean a person who is (i) an Employee or former Employee, (ii) the surviving spouse of an Employee or former Employee, or (iii) the spouse or former spouse of an Employee or former Employee who is the Alternate Payee under a “qualified domestic relations order,” as defined in Code Section 414(p).

(3) “Eligible Retirement Plan” shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. An Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible Plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relation Order, as defined in Code Section 414(p).

(4) “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ARTICLE VI.

Amount of Pension

6.1 Normal and Late Pension. Subject to Section 6.5 and Article XVI, a Participant, including a Participant who meets the requirements in Section 5.1 for a Normal Pension and retires on or after his Normal Retirement Date shall receive his Pension equal to the Actuarial Equivalent of his then Accrued Benefit.

6.2 Early Pension.

(a) Basic Formula. Subject to Section 6.5 and Article XVI, a Participant who meets the requirements in Section 5.2 for an Early Pension shall receive the Actuarial Equivalent of his then Accrued Benefit.

(b) Reduction for Early Commencement. If payment of an Early Pension based on a Participant’s Accrued Benefit commences before a Participant’s Normal Retirement Date, such Early Pension shall be reduced for each full and fractional year by which his Annuity Starting Date precedes the first day of the month coincident with or immediately following his Normal Retirement Date in accordance with the following provisions. The monthly amount payable as determined in accordance with this Subsection (b) as of a Participant’s Annuity Starting Date shall remain in effect for as long as such Early Pension is payable thereafter. Such Early Pension shall be reduced for early commencement to a percentage thereof determined in accordance with the following schedule:

Number of Years of Early Commencement of Early Pension	Percentage of Early Pension Payable
65	100
64	100
62	100
61	96
60	92
59	88
58	84
57	80
56	76
55	72

The percentage payable with respect to any fractional year shall be determined by straight-line interpolation between applicable percentages in the foregoing schedule.

6.3 Disability Pension. Subject to Section 6.5 and Article XVI, a Participant who meets the requirements in Section 5.3 for a Disability Pension shall receive his Disability Pension determined in accordance with Section 5.3.

6.4 Deferred Vested Pension.

(a) Basic Formula. Subject to Section 6.5 and Article XVI, a Participant who meets the requirements in Section 5.4 for a Deferred Vested Pension shall receive the Actuarial Equivalent of his then Accrued Benefit.

(b) Reduction for Early Commencement. If payment of a Deferred Vested Pension based on a Participant’s Accrued Benefit commences before the Participant’s Normal Retirement Date, such Deferred Vested Pension shall be reduced for each full and fractional year by which his Annuity Starting Date precedes the first day of the month coincident with or next following his Normal Retirement Date in accordance with the following provisions. The monthly amount payable as determined in accordance with this subsection (b) as of a Participant’s Annuity Starting Date shall remain in effect for as long as his Deferred Vested Pension is payable thereafter.

A Participant’s Deferred Vested Pension based on his Accrued Benefit shall be reduced for early commencement to a percentage thereof determined in accordance with the following schedule:

Age at Commencement of Deferred Vested Pension	Percentage of Deferred Vested Pension Payable
65	100
64	91
63	82
62	75
61	68
60	62
59	57
58	52
57	48
56	44
55	40
54	37
53	34
52	31
51	29
50	27
49	25
48	23
47	21
46	20
45	18
44	17
43	16
42	15
41	13
40	13
39	12
38	11
37	10
36	9
35	9
34	8
33	8
32	7
31	7
30	6
29	6
28	5
27	5
26	5
25	4
24	4
23	4
22	3
21	3
20	3
19	3
18	3

The percentage payable with respect to any fractional year shall be determined by straight-line interpolation between applicable percentages in the foregoing schedule.

6.5 Maximum Pensions. Any Pension to which a Participant of this Plan is entitled at any time during any Plan Year, when expressed as a pension payable on a Plan Year basis (which is the “Limitation Year” for this Plan), shall not exceed the person’s “Maximum Annual Benefit”. For purposes of this Section 6.5, “Maximum Annual Benefit” shall mean an annual benefit payable during a Plan Year in an amount equal to (i) the lesser of One Hundred Sixty Thousand Dollars ($160,000) as adjusted by Code Section 415(d) (“Dollar Limitation”), or (ii) one hundred percent (100%) of the person’s average annual Code Section 415 Compensation from an Employer or Affiliate for the person’s highest three (3) consecutive, twelve-month periods consistently used by the Committee (or the actual number of consecutive twelve-month periods for persons who are employed less than three consecutive years) (“Compensation Limitation”), subject to the following:

(a) If the participant has fewer than 10 years of participation in the Plan, the Dollar Limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with the Employer, the Compensation Limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the Employer and (ii) the denominator of which is 10.

(b) If the benefit of a Participant begins prior to age 62, the Dollar Limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the Dollar Limitation applicable to the participant at age 62 (adjusted under (a) above, if required). The Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of (i) the Actuarial Equivalent (at such age) of the Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 2.2 of the Plan and (ii) the Actuarial Equivalent (at such age) of the Dollar Limitation computed using a 5 percent interest rate and the applicable mortality table as defined in Section 2.2 of the Plan. Any decrease in the Dollar Limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(c) If the benefit of a Participant begins after the Participant attains age 65, the Dollar Limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is Actuarially Equivalent to the Dollar Limitation applicable to the Participant at age 65 (adjusted under (a) above, if required). The Actuarial Equivalent of the Dollar Limitation applicable at an age after age 65 is determined as (i) the lesser of the Actuarial Equivalent (at such age) of the Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 2.2 of the Plan and (ii) the Actuarial Equivalent (at such age) of the Dollar Limitation computed using a 5 percent interest rate assumption and the Applicable Mortality Table as defined in Section 2.2 of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(d) If the Current Accrued Benefit of an individual exceeds his Maximum Annual Benefit, then, for all purposes under this Section 6.5, such Participant’s Dollar Limitation shall be equal to such Current Accrued Benefit.

(e) Notwithstanding any other provision to the contrary, the maximum pension payable to a Participant shall not exceed the maximum limitations of Code Section 415, which by this reference are specifically incorporated in full into the Plan.

6.6 Transferred Employee Retirement Benefits. Notwithstanding other provisions hereof to the contrary, Pensions and other benefits, if any, payable under this Plan in cases of transfers of employment by Employees between Employers or Affiliates, or by transfers of Employees between this Plan and a plan maintained outside of this Plan by Affiliates, shall be determined in accordance with the provisions of Article IX.

ARTICLE VII.

Separation and Death Benefits

7.1 Separation Benefit. A Participant who incurs a Termination of Employment on or after attaining his first eligible Early Retirement Date may elect to receive his Accrued Benefit subject to the Annuity Starting Date requirements of Section 5.6 and the Spousal Consent and other applicable provisions of Article VIII. Such distribution of his Accrued Benefit shall be made in the form of a Qualified Joint and Survivor Pension to a Participant who is married on his Annuity Starting Date or Single Life Annuity for a Participant who is not married on his Annuity Starting Date, unless such Participant elects (with his Spouse’s Consent, if he is married) to receive such distribution as a Lump Sum. Such election shall be made by completing and delivering to the Committee a form furnished for such purpose by the Committee.

7.2 Death Benefits. The Surviving Spouse of a deceased, Vested Participant shall receive a Survivor Pension with payments commencing on the Annuity Starting Date, unless Survivor Pension coverage for his surviving Spouse has been waived in accordance with Section 7.5. The Beneficiary of a deceased, Vested Participant who left no Surviving Spouse or who had waived Survivor Pension coverage for his Surviving Spouse pursuant to Section 7.5 shall receive a Survivor Pension with payments commencing on the Annuity Starting Date.

7.3 Designation of Beneficiary. Each active or retired Participant may designate a primary Beneficiary or Beneficiaries and a contingent Beneficiary or Beneficiaries to receive any benefit that may become payable under this Plan by reason of his death. If such Participant is married, no Beneficiary other than the Participant’s current Spouse may be designated as a Beneficiary without a Spouse’s Consent. Any designation or change in designation by a married Participant of a Beneficiary other than his Spouse shall be invalid under this Plan, if such designation or change in designation is not accompanied by a Spouse’s Consent. Upon the entry of a decree of divorce respecting a married Participant and his or her former spouse, any designation of such spouse as Beneficiary of such Participant shall be revoked automatically and become ineffective on and after the date the decree is entered, unless otherwise provided in a Qualified Domestic Relations Order. The automatic revocation of such Beneficiary designation shall be treated under the provisions of the Plan as if such former spouse had predeceased the Participant. However, a Participant may designate a former spouse as a Beneficiary under the Plan, provided a properly completed Beneficiary designation form is filed with the Committee subsequent to entry of a decree of divorce respecting the Participant and such former spouse. If a Participant dies without executing a valid Beneficiary designation form, any benefits payable on account of such death shall be paid to such Participant’s Surviving Spouse, if any, or if the Participant had no Surviving Spouse, to his estate, and such Surviving Spouse or estate, as applicable, shall be such Participant’s Beneficiary. Such designations shall be made upon the forms furnished by the Committee, and may at any time and from time to time be changed or revoked without notice to any Beneficiary, and shall not be effective unless and until filed with the Committee. Neither the Employers nor the Trustee (in its capacity as Trustee) shall be named as a Beneficiary. For purposes of this Plan, a certified copy of the death certificate, marriage certificate, final divorce decree, or a Qualified Domestic Relations Order shall be sufficient evidence of the event or circumstance to which the document attests, and the Committee may rely thereon. In the absence of such proof, the Committee may rely upon such other evidence as it deems necessary or advisable.

7.4 Loss of Eligibility to Receive Death Benefit. Notwithstanding any other provision of this Plan, in the event a Beneficiary, Spouse or Surviving Spouse is determined by a court of competent jurisdiction to have intentionally caused the death of a deceased Participant, such person shall be ineligible to receive any Death Benefit from the Plan and such person shall be deemed to have predeceased the deceased Participant. In the event a Beneficiary, Spouse or Surviving Spouse is deemed to have predeceased a deceased Participant pursuant to this Section 7.4, the Death Benefit, if any, then payable shall be paid in accordance with Section 7.3.

7.5 Waiver of Survivor Pension Coverage for Spouse. A Participant who is credited with at least one Hour of Service may waive Survivor Pension coverage with respect to his vested Accrued Benefit for his Spouse with his Spouse’s Consent at any time during the Applicable Waiver Period, and revoke such waiver at any time during the Applicable Waiver Period, by properly completing and filing with the Committee the appropriate form for such purposes furnished by the Committee. Such a Participant may waive and revoke a waiver without limitations on timing or frequency during the Applicable Waiver Period. Any such waiver of Survivor Pension coverage shall be invalid unless accompanied by a properly completed Beneficiary designation form meeting all of the applicable requirements of Section 7.3. Nor shall any such waiver be valid unless the Participant and his Spouse have received, and acknowledged receipt of, a written explanation of Survivor Pension coverage for a Spouse in such terms as are comparable to the explanation required by Section 8.1. Such written explanation shall be furnished to each such Participant within the 12-month period beginning with the date he becomes a Participant and shall be furnished in any event with each waiver form provided by the Committee. For purposes of this Section 7.5, “Applicable Waiver Period” means the period beginning twelve (12) months prior to the date such a Participant will become a Vested Participant (assuming continued Vesting Service credit) and ending with the date of death of such Participant; provided, however, any waiver by a Participant prior to the Plan Year in which he attains age thirty-five (35) shall become void and of no further effect as of the first day of such Plan Year, which first day shall be deemed to be the first day of a new Applicable Waiver Period.

ARTICLE VIII.

Normal and Optional Forms of Payment

8.1 Normal Form of Pension. The normal form of Pension under this Plan for any Participant with at least one Hour of Service on or after the Effective Date shall be determined in accordance with the following:

(a) Married Participant.

(1) Qualified Joint and Survivor Pension. A Participant who is married on his Annuity Starting Date shall receive a reduced Qualified Joint and Survivor Pension, unless during the Applicable Election Period the Participant shall have elected with his Spouse’s Consent to have his Accrued Benefit paid in an optional form described in Section 8.2, and the Participant shall have delivered a properly completed election form to the Committee at any time before the Annuity Starting Date, which has not been revoked before such Annuity Starting Date.

(2) Explanation. The Committee shall provide each Vested Participant with a written explanation of the optional forms of payment in the manner set forth below. Such written explanation shall be provided to such Participant by personal delivery or first class mail no less than 30 days and no more than ninety (90) days prior to his Annuity Starting Date, unless the Participant elects to waive such minimum thirty (30) day period, in which case payment may commence as soon as eight (8) days after the date such explanation is provided. Such written explanation shall contain a general explanation: (i) of the terms and conditions of a Qualified Joint and Survivor Pension; (ii) the circumstances under which it will be provided; (iii) the Participant’s right during the Applicable Election Period to make, and the effect of, an election to waive the Qualified Joint and Survivor Pension; (iv) the rights of the Participant’s Spouse; (v) the Participant’s right during the Applicable Election Period to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Pension; and (vi) the relative values of the various optional forms of payment under the Plan.

(b) Single Participant. A Participant who is not married on his Annuity Starting Date or a married Participant who has elected not to receive his Pension in the form of a Qualified Joint and Survivor Pension shall receive his Pension in the form of a Single Life Annuity, unless the Committee has approved such Participant’s selection of an optional form of payment described in Section 8.2.

8.2 Optional Forms of Pension. By filing a timely election in writing with the Committee, a Participant may designate any person who is a “dependent,” as defined in Code Section 152 (without regard to the furnishing of support requirement therein) on the date of the designation, as his contingent pensioner or Beneficiary and elect to receive a Pension that is actuarially equivalent and is payable in accordance with one of the following options, in lieu of the Pension to which he may otherwise become entitled upon Retirement. Option 5 shall only be available to a participant who retires on his Early Retirement Date or Normal Retirement Date.

If the Participant is married on his Annuity Starting Date, the Participant must designate his Spouse as his contingent pensioner or Beneficiary, as applicable, unless his designation of another dependent is accompanied by a Spouse’s Consent.

(a) Option 1. The retired Participant shall receive a Pension payable for life payable in the form of a Single Life Annuity, and payments in the same reduced amount shall, after the retired Participant’s death, be continued to the contingent pensioner during the contingent pensioner’s lifetime. Such reduced Pension payable to the Participant shall be eighty-two percent (82%) plus or minus sixty-five hundredths of one percent (0.65%) for each year to the nearest year that the contingent pensioner is older or younger respectively than the Participant multiplied by the Pension payable to the Participant in the form of a Single Life Annuity.

(b) Option 2. The retired Participant shall receive a reduced Pension payable for life, and payments in the amount of fifty percent (50%) of such reduced Pension shall, after the retired Participant’s death, be continued to the contingent pensioner during the contingent pensioner’s lifetime. Such reduced Pension payable to the Participant shall be ninety-three percent (93%) minus twenty-five hundredths of one percent (0.25%) for each year to the nearest year that the contingent pensioner is younger than the Participant, or plus four-tenths of one percent (0.40%) for each year to the nearest year that the contingent pensioner is older than the Participant, multiplied by the Pension payable to the Participant in the form of a Single Life Annuity.

(c) Option 3. The retired Participant shall receive a reduced Pension payable for life, and payments in the amount of seventy-five percent (75%) of such reduced Pension shall, after the retired Participant’s death, be continued to the contingent pensioner during the contingent pensioner’s lifetime. Such reduced Pension payable to the Participant shall be eighty-seven percent (87%), minus four-tenths of one percent (0.40%) for each year to the nearest year that the contingent pensioner is older or younger than the Participant, or plus fifty-five hundredths of one percent (0.55%) for each year to the nearest year that the contingent pensioner is older than the Participant, multiplied by the Pension payable to the Participant in the form of a Single Life Annuity.

(d) Option 4. The retired Participant shall receive a reduced Pension payable for life, and payments in the amount of one hundred percent (100%) of such reduced Pension shall, after the retired Participant’s death, be continued to the contingent pensioner during the contingent pensioner’s lifetime. Such reduced Pension payable to the Participant shall be eighty-six percent (86%) plus or minus sixty-five hundredths of one percent (0.65%) for each year to the nearest year that the contingent pensioner is older or younger respectively than the Participant, multiplied by the Pension payable to the Participant in the form of a Single Life Annuity.

(e) Option 5. A lump sum cash payment to the Participant determined as of the end of the month immediately preceding payment, provided the Participant’s Employer, where necessary, files a notice with the Pension Benefit Guaranty Corporation (“PBGC”) (at the time and in the manner prescribed by the PBGC) notifying the PBGC of such payment or distribution and the PBGC has approved such payment or distribution or, within ninety (90) days after the date on which such notice was filed, has failed to disapprove such payment or distribution. Such lump sum cash payment shall be in an amount equal to the Actuarial Equivalent of the Participant’s Accrued Benefit.

(f) Option 6. The retired Participant shall receive an amount equal to fifty percent (50%) of the Actuarial Equivalent of his then Accrued Benefit calculated as provided under Option 4 above and remaining fifty percent (50%) of his Accrued Benefit shall be paid under any of the other optional forms of payment as provided under either Option 1, Option 2, or Option 3.

A Participant may elect, change, or revoke an election only if such election, change or revocation is filed with the Committee on a form provided for such purpose during the Applicable Election Period.

If the Pension payable to the retired Participant is in the form of a Joint and Survivor Annuity under Option 2, Option 3 or Option 4 (including a Qualified Joint and Survivor Pension), then, in the event such Participant’s contingent pensioner dies after payment of such Pension has commenced and prior to such Participant’s death, the monthly amount of the Pension payable to such Participant shall be increased commencing with the first monthly payment to be made immediately following the date of death of such contingent pensioner. In such event, the increased monthly amount of Pension payable to such Participant shall be equal to the monthly amount which would have been payable to the Participant as of his or her Annuity Starting Date if such Participant’s Pension had been payable in the form of a Single Life Annuity pursuant to Option 1. Such increased monthly amount shall be payable for the remaining life of such Participant during which payment of his or her Pension continues after his or her Spouse’s death.

If a Participant who makes an election during the Applicable Election Period pursuant to the requirements of this Section 8.2 continues in an Employer’s employ after his election, no Pension payments shall be made during the period of continued employment until his Annuity Starting Date. If the Participant continues in such employment after such Annuity Starting Date, the election shall become inoperative, but a new election may be made during a subsequent Applicable Election Period.

An election made pursuant to this Section 8.2 shall become inoperative in the event (a) the Participant’s death occurs prior to the Annuity Starting Date established by his election during the Applicable Election Period, or (b), if applicable, no contingent pensioner is surviving on the Participant’s Annuity Starting Date.

8.3 Other Benefits Cancelled by Option. Any Pension, Death Benefit, or other benefit that would otherwise have become payable under this Plan, shall be cancelled and superseded by an option elected under this Article VIII as of the date such option or other form of payment becomes operative.

8.4 Special Restrictions on Payment.

(a) Subject to the following provisions, if the Lump Sum value (including for this purpose a value of zero) of a Pension, Survivor Pension or Separation Benefit payable to a Participant or Surviving Spouse is not greater than Five Thousand Dollars ($5,000), the Committee shall direct that such benefit be paid in a Lump Sum no later than the end of the second plan year following the Plan Year of his Termination of Employment.

(b) For purposes of this Section 8.4, the present value of the nonforfeitable portion of an Accrued Benefit, a Survivor Pension or a Separation Benefit payable to a Participant or his Surviving Spouse shall be treated as greater than Five Thousand Dollars ($5,000) at all times, if the distribution thereof without the consent of the Participant and/or his Surviving Spouse, as applicable, was prohibited by this Section 8.4 immediately before such distribution began. No such consent is required before the commencement of such distribution, if the present value thereof is not more then Five Thousand Dollars ($5,000), or if the Participant has attained age sixty-five (65) or would have attained such age as of the Annuity Starting Date, if he had lived.

(c) In all events, all Pensions and other benefits payable under the Plan shall be payable only in accordance with the requirements of Code Section 401(a)(9) and applicable regulations promulgated thereunder.

8.5 Domestic Relations Orders. The Accrued Benefit of a Participant shall be paid in accordance with the terms of any Qualified Domestic Relations Order.

8.6 Unclaimed Benefits. During the time when a benefit hereunder is payable to any Participant or Beneficiary, the Committee, upon request by the Trustee, or at its own instance shall mail by registered or certified mail to such person, at his last known address, a written demand for his address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within three months from the mailing of such demand, then the Committee may, in its sole discretion, determine that such Participant or Beneficiary is deceased and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with nonsurviving beneficiary) had occurred on the later of the date of the last payment made thereon or the date such person first became entitled to receive benefit payments. Any such declaration by the Committee shall later be revoked, upon a receipt of the requested information by the Committee.

8.7 Facility of Payment. In the event any person entitled to receive any Pension, Death Benefit or other benefit payment of any nature under the Plan is determined by the Committee to be legally, physically or mentally incapable of personally receiving and receipting for payment thereof, the Committee, in its sole discretion, may direct the Trustee to make payment thereof to such person, persons, institution or institutions then maintaining or having custody of such incapacitated person, as determined by the Committee. The determination of the Committee as to the identity of the proper payee of any Pension, Death Benefit or other benefit of any nature under the Plan and the amount properly payable with respect thereto shall be final and conclusive with respect to all persons for purposes.

8.8 Loss of Eligibility to Receive Continuation Benefits. Notwithstanding any other provision of this Plan or an Appendix, in the event a contingent annuitant, Surviving Spouse or Beneficiary is determined by a court of competent jurisdiction to have intentionally caused the death of a deceased Participant who was receiving Pension payments prior to his death, such person shall be ineligible to receive any continuation payments from the Plan with respect to such Pension and such person shall be deemed to have predeceased the deceased Participant. In the event a contingent annuitant, Beneficiary or Surviving Spouse is deemed to have predeceased a deceased Participant pursuant to this Section 8.8, any continuation benefits, if any, shall be payable only as determined by the form in which the Pension of such deceased Participant was being paid. In this regard, if such Pension was being paid in the form of joint and survivor annuity (including a Qualified Joint and Survivor Pension) and the contingent pensioner (including a Surviving Spouse) is deemed to have predeceased the deceased Participant, no continuation payments shall be payable to any person or entity with respect to such Pension, unless such Pension was payable for a period certain; in which case payments for the remainder, if any, of such period certain shall be continued to the deceased Participant’s Beneficiary determined in accordance with Section 7.3.

ARTICLE IX.

Employment Transfers

9.1 Transfers Between Employers. If an Eligible Employee has a transfer of employment between Employers, his Accrued Benefit and Years of Service earned and credited up to the date of such transfer shall not be reduced and he shall continue to be credited with Vesting Service (but not Benefit Service) with respect to his Accrued Benefit accrued to such date for each Hour of Service during his employment as an Employee with such transferee Employer. Such transferred Employee shall participate in the Plan after such transfer of employment in accordance with the terms of the Plan and any Appendix applicable to his status as an Employee of such transferee Employer and his Accrued Benefit as of any date on or after the date of such transfer shall be determined in accordance with the applicable terms of the Plan (including any applicable Appendix) as such terms exist as of the date of such transfer and as such terms may be amended thereafter.

9.2 Transfers to Non-Employer Affiliates. If an Eligible Employee has a transfer of employment to an Affiliate which is not an Employer, his Accrued Benefit and Years of Service earned and credited up to the date of such transfer shall not be reduced and he shall continue to be credited with Vesting Service (but not Benefit Service) with respect to his Accrued Benefit accrued to such date for each Hour of Service during his employment as an Employee with such transferee Affiliate.

ARTICLE X.

Administration

10.1 Fiduciaries. Under certain circumstances, the Trustee, the Board of Managers, the Committee, or the Investment Managers may be determined by a court of law to be a fiduciary with respect to a particular action under the Plan or the Trust Agreement. As authorized by ERISA, to prevent any two parties to the Plan from being deemed co-fiduciaries with respect to a particular function, both the Plan and Trust Agreement are intended, and should be construed, to allocate to each party to the Plan only those specific powers, duties, responsibilities, and obligations as are specifically granted to it under the Plan or Trust.

10.2 Allocation of Responsibilities Among Named Fiduciaries.

(a) Trustee. The Trustee shall have the authority and responsibility to manage and control the Trust Fund and for the investment and safekeeping of the assets of the Plan, except to the extent such authority and responsibility is delegated to one or more Investment Managers. The Trustee shall also have those responsibilities set forth in the Trust Agreement and the provisions of this Plan.

(b) Board of Managers. The Board of Managers shall have exclusive authority and responsibility for:

(1) The termination of the Plan;

(2) The adoption of an amendment to this Plan or an Appendix which would materially increase or decrease the level of Accrued Benefits provided for in this Plan or an Appendix;

(3) The appointment and removal of members of the Benefits Committee. The Board of Managers shall designate one member of the Benefits Committee as the Chairman of the Benefits Committee;

(4) The approval of the adoption of this Plan by an Affiliate and the withdrawal from this Plan by an adopting Employer; and

(5) The delegation to the Benefits Committee of any authority and responsibility reserved herein to the Board of Managers.

(c) Committee. The Committee shall have exclusive authority and responsibility for those functions set forth in Section 10.3, 10.4, and 10.5 of this Plan and in other provisions of this Plan. The Committee shall also serve as Plan administrator and shall have exclusive authority and responsibility for those functions set forth in Section 10.4 and in other provisions of this Plan.

(d) Investment Managers. The Investment Managers, if and to the extent appointed by the Benefits Committee, shall have the authority and responsibility for the investment of all or any part of the assets of the Plan, as delegated to the Investment Managers by the Benefits Committee. In investing any of the assets of the Plan, the Investment Managers shall follow any investment objectives or guidelines established by the Benefits Committee and communicated to the Investment Managers.

10.3 Provisions Concerning the Benefits Committee.

(a) Membership and Voting. The members of the Benefits Committee shall be appointed and removed by the Board of Managers pursuant to Section 10.2(b)(3). The Benefits Committee shall consist of not less than three (3) members. The Board of Managers may remove any member of the Benefits Committee at any time, with or without cause, by written notice to such member and to the other members of the Benefits Committee. Any member may resign by delivering a written resignation to the Board of Managers. Vacancies in the Benefits Committee arising by death, resignation or removal shall be filled by the Board of Managers. The Benefits Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, in writing without a meeting, or by telephonic communications. Attendance at a meeting shall constitute waiver of notice thereof. A member of the Benefits Committee who is a Participant of the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority vote of the remaining members of the Benefits Committee. The Benefits Committee shall appoint a Secretary who may, but need not, be a member thereof. The Benefits Committee may appoint from its members such subcommittees with such powers as the Benefits Committee shall determine.

(b) Powers and Duties of Benefits Committee. The Benefits Committee shall have the authority and responsibility for:

(1) All amendments to this Plan, except to the extent such authority is reserved to the Board of Managers;

(2) The approval of any merger or spin-off of any part of this Plan;

(3) The appointment, removal, with or without cause, or the replacement of the Trustee, Investment Managers, or any member of the Committee; and

(4) The delegation of responsibilities to the Trustee, the Committee, or any other person or entity.

The Benefits Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or an Affiliate. The Benefits Committee also shall have such other duties, authority and responsibility as may be delegated by the Board of Managers.

10.4 Provisions Concerning the Committee.

(a) Membership and Voting. The Benefits Committee shall be in charge of the operation and administration of this Plan. The Committee shall consist of not less than three (3) members. The Benefits Committee may remove any member of the Committee at any time, with or without cause, by written notice to such member and to the other members of the

Committee. Any member may resign by delivering a written resignation to the Benefits Committee. Vacancies in the Committee arising by death, resignation or removal shall be filled by the Benefits Committee. The Committee shall act by a majority of its members at the time in office, and such action may be taken by a vote at a meeting, in writing without a meeting, or by telephonic communications. A member of the Committee who is a Participant of the Plan shall not vote on any question relating specifically to such Participant. Any such action shall be voted or decided by a majority vote of the remaining members of the Committee. The Committee shall designate one of its members as the Chairman and shall appoint a Secretary who may, but need not, be a member thereof. The Committee may appoint from its members such subcommittees with such powers as the Committee shall determine.

(b) Duties of Committee. The Committee shall administer the Plan in accordance with its terms and shall have all the powers necessary to carry out such terms. The Committee shall execute any certificate, instrument or other written direction on behalf of the Plan and may make any payment on behalf of the Plan. All interpretations of this Plan, and questions concerning its administration and application, shall be determined by the Committee in its sole discretion and such determination shall be binding on all persons for all purposes. The Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or an Affiliate. The Committee also shall have such other duties, authority and responsibility as may be delegated by the Benefits Committee.

10.5 Provisions Concerning the Plan Investments. The Benefits Committee shall appoint Investment Managers and monitor the performance of such investments and Investment Managers. The Benefits Committee shall also implement any investment objectives or guidelines which may be established by the Benefits Committee. The Benefits Committee may appoint such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with its duties under this Plan. Such accountants and counsel may, but need not, be accountants and counsel for the Company or an Affiliate.

10.6 Delegation of Responsibilities; Bonding.

(a) Delegation and Allocation. The Board of Managers and the Committee, respectively, shall have the authority to delegate and allocate, from time to time, by a written instrument, all or any part of its responsibilities under this Plan to such person or persons as each may deem advisable, and in the same manner to revoke any such delegation or allocation of responsibility. Any action of such person in the exercise of such delegated or allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Managers or the Committee. An Employer, the Board of Managers, or the Benefits Committee shall not be liable for any acts or omissions of any such person, who shall periodically report to the Board of Managers, or the Benefits Committee, as applicable, concerning the discharge of the delegated or allocated responsibilities.

(b) Bonding. The members of the Benefits Committee shall serve without bond (except as expressly required by federal law) and without compensation for their services as such.

10.7 No Joint Fiduciary Responsibilities. The Plan is intended to allocate to each named fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such named fiduciaries unless such sharing is provided for by a specific provision of the Plan. Whenever one named fiduciary is required herein to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of a named fiduciary receiving such directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

10.8 Information to be Supplied by Employer. Each Employer shall supply to the Committee, within a reasonable time after the end of each month and in such form as the Committee shall require, the names of all Participants who incurred a Termination of Employment or layoff during the month and the date of termination of each and the amount of Compensation paid to each Participant for the Plan Year of such Termination of Employment. The Committee may rely conclusively on the information certified to it by an Employer. Each Employer shall provide to the Committee or its delegate such other information as it shall from time to time need in the discharge of its duties.

10.9 Records. The regularly kept records of the Committee and of any Employer shall be conclusive evidence of the Accrued Benefit, Vesting Service and Eligibility Service of a Participant, his Compensation, his age, marital status, his status as an Eligible Employee and all other matters contained therein applicable to this Plan; provided that a Participant may request a correction in the record of his age at any time prior to his Annuity Starting Date, and such correction shall be made if within ninety (90) days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Committee.

10.10 Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

ARTICLE XI.

Trustee

11.1 Appointment of Trustee. A Trustee (or Trustees) shall be the entity designated as Trustee under the Trust Agreement or such other entity appointed by the Benefits Committee. The Trustee shall serve at the pleasure of the Benefits Committee, and shall have such rights, powers and duties as are provided to a Named Fiduciary under ERISA for the administration of the Trust Fund and as are provided in the Trust Agreement.

11.2 Responsibility of Trustee and Investment Manager(s). All contributions under this Plan shall be paid to and held separately by the Trustee. The Trustee shall have no responsibility relating to the investment and reinvestment of the Trust Fund except with respect to the management of those assets specifically delegated to it in writing. The Investment Manager(s) shall have exclusive management and control of the investments and/or reinvestments of the assets of the Trust Fund assigned to them except as specified above. All property and funds of the Trust Fund shall be retained for the exclusive benefit of Participants, as provided in the Plan, and shall be used to pay benefits to Participants or their beneficiaries or to pay expenses of administration of the Plan and Trust Fund to the extent not paid by the Employers.

11.3 Funding and Investment Policy. The Committee shall periodically obtain cash flow projections from the Actuary and shall supply them to the Benefits Committee, so that an appropriate funding and investment policy may be maintained by such Benefits Committee in accordance with the requirements of ERISA.

11.4 Bonding. Neither the Investment Manager(s) nor Trustee shall be required to furnish any bond or security for the performance of their powers and duties hereunder unless applicable law makes the furnishing of such bond or security mandatory.

11.5 Standard of Conduct of Trustee. The Trustee shall perform all of its functions solely in the interests of the Participants of the Plan and their Beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and shall not be liable for any conduct on its part which conforms to that standard.

11.6 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan and Trust, including but not limited to, actuarial, legal, accounting, investment management, Trustee’s fees and premiums to the Pension Benefit Guaranty Corporation, may, but are not required to, be paid by the Company, which may require reimbursement from the other Employers for their proportionate shares, or if not paid by the Company, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a first and prior claim and lien against the Trust Fund.

ARTICLE XII.

Limitations

12.1 Reemployment of Retired Employees.

(a) Prior to Normal Retirement Date. If a retired Participant is reemployed as an Eligible Employee prior to his Normal Retirement Date, no Pension payments shall be made during the period of such reemployment. Upon subsequent Termination of Employment by such Participant, the Participant shall be entitled to receive a Pension based on his Accrued Benefit as of the end of his period of reemployment or his Benefit Service and Average Monthly Compensation prior to the date of his previous Retirement as well as Benefit Service and Average Monthly Compensation during the period of his reemployment, and in the case of a disabled Participant, his Benefit Service while disabled. In the case of reemployment of a retired Participant who received any Pension payments prior to his reemployment, the Pension payable upon his subsequent Retirement shall be reduced by the Actuarial Equivalent of any Pension payments he received during his previous period of Retirement.

(b) On or After Normal Retirement Date.

(1) Suspension of Pension. If a retired Participant is reemployed as an Eligible Employee on or after his Normal Retirement Date, his Pension shall be suspended for any calendar month during which he earns at least forty (40) Hours of Service under this Plan; provided, however, in no event shall the amount so suspended be greater than the amount of Pension which would have been payable to the Participant if he had been receiving monthly Pension payments under the Plan since his Retirement based on a Single Life Annuity commencing at his age at Retirement.

(2) Status Determination. Any retired Participant who is reemployed by any Employer or Affiliate on or after his Normal Retirement Date may request the Committee to render a determination of whether specific contemplated reemployment will result in a permanent suspension of his Pension under Section 12.2(b)(1). Such requests shall be considered in accordance with this Plan’s claims procedure, and shall be rendered in a reasonable amount of time.

12.2 Governmental Restrictions.

(a) Limitation on Benefits of Highly Compensated Employees. This Section 12.2 sets forth the limitations required by the Internal Revenue Service on the Employer Contributions which may be used for the benefit of certain Participants. In the event of Plan termination, the benefit of any highly compensated active or former employee is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4). In this regard, benefits distributed to any of the 25 most highly compensated active and highly compensated former employees with the greatest compensation in the current or any prior year are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the Participant under a straight life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit, the Participant’s other benefits (if any) under the Plan

(other than a social security supplement, within the meaning of Section 1.411(a)-7(c)(4)(ii) of the Income Tax Regulations), and the amount the Participant is entitled to receive under a social security supplement.

The foregoing restrictions shall not apply if:

(1) after payment of the benefit to a Participant described in the preceding paragraph, the value of plan assets equals or exceeds 110% of the value of current liabilities, as defined in Code Section 412(l)(7);

(2) the value of the benefits for a Participant described above is less than 1% of the value of current liabilities before distribution; or

(3) the value of the benefits payable under the Plan to a Participant described above does not exceed Five Thousand Dollars ($5,000).

For purposes of this Section 12.2, benefit includes loans in excess of the amount set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the Participant’s life.

(b) Permissible Distributions. A Participant’s otherwise restricted benefit may be distributed in full to the affected Participant if prior to receipt of the restricted amount, the Participant enters into a written agreement with the Committee to secure repayment to the Plan of the restricted amount. The restricted amount is the excess of the amounts distributed to the Participant (accumulated with reasonable interest) over the amounts that could have been distributed to the Participant under a Single Life Annuity (accumulated with reasonable interest). The Participant may secure repayment of the restricted amount upon distribution by:

(1) entering into an agreement for promptly depositing in escrow with an acceptable depositary, property having a fair market value equal to at least 125 percent of the restricted amount;

(2) providing a bank letter of credit in an amount equal to at least 100 percent of the restricted amount; or

(3) posting a bond equal to at least 100 percent of the restricted amount. If the Participant elects to post bond, the bond will be furnished by an insurance company, bonding company or other surety for federal bonds.

ARTICLE XIII.

Amendments

13.1 Right to Amend. As provided in Article X, the Benefits Committee or the Board of Managers, as appropriate, reserves the right to make, from time to time, any amendment to this Plan which does not permit any prohibited reversion of any part of the Trust Fund to the Employers, and which does not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants included in this Plan. Retroactive amendments may not decrease the Accrued Benefit of any Participant or Beneficiary thereof determined as of the first Plan Year to which the amendment applies, or as of the time the amendment was adopted, except as permitted by law.

13.2 Plan Merger or Consolidation. In the event of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant in this Plan, upon termination, shall have as a minimum benefit, under the successor plan, the amount he would have received if the Plan had terminated at the time of such merger, consolidation or transfer.

ARTICLE XIV.

Adoption and Withdrawal

14.1 Procedure for Adoption. Any Affiliate now in existence or hereafter formed or acquired, which is not already an Employer under this Plan and which is otherwise legally eligible, may by formal resolution or decision of its own board of governing authority, adopt this Plan and the related Trust, for all or any classification of persons in its employment, and thereby, from and after the specified effective date shall become an Employer under this Plan. Such adoption shall be effectuated by such formal resolution or decision of the adopting organization as shall be appropriate. The adoption resolution or decision may contain such specific changes and variations in the terms and provisions of this Plan and Trust applicable to such adopting Employer and its Employees, as may be acceptable to the Benefits Committee and attached hereto as an Appendix. However, the sole, exclusive right of any other amendment of whatever kind or extent, to the Plan or Trust are reserved by the Company. The Appendix so added shall become, as to such adopting organization and its Employees, a part of this Plan as then amended or thereafter amended and the related Trust. It shall not be necessary for the adopting organization to sign or execute the original or the amended Plan and Trust documents. The effective date of this Plan for any such adopting organization shall be stated in this restated and amended Plan or in the Appendix, and from and after such effective date such adopting organization shall assume all the rights, obligations and liabilities of an individual Employer entity hereunder and under the Trust. The administrative powers and control of the Company, as provided in the Plan and Trust, including the right of amendment, and of appointment and removal of the Benefits Committee, shall not be diminished by reason of the participation of any such adopting organization in this Plan and Trust.

14.2 Withdrawal. An Employer, by action of its board of managers or other governing authority, may withdraw from this Plan and Trust at any time, without affecting other Employers not withdrawing. The Company may, in its absolute discretion, terminate an adopting Employer’s participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under this Plan.

14.3 Adoption By Affiliate Contingent Upon Qualification. The adoption and any related amendment of the Plan and its related Trust by an Affiliate is hereby made contingent and subject to the condition precedent that the Plan and its related Trust following such adoption, meets all the statutory requirements for qualified plans, including, but not limited to, Code Section 401(a).

ARTICLE XV.

Termination

15.1 Right to Terminate. The Company may at any time terminate the Plan with respect to all or any part of the Participants employed by all or any one of the Employers, and may direct and require the Trustee to liquidate the share of the Trust Fund allocable to such Participants or their Beneficiaries. If the Plan is terminated with respect to less than all Employers maintaining the Plan, the Plan shall continue in effect for Participants of the remaining Employers. In the event that an Employer shall cease to exist, the Plan shall be terminated with respect to the Participants of such Employer, unless a successor organization adopts and continues the Plan. Upon complete or partial termination of the Plan, the rights of all affected Employees to the benefits accrued under the Plan to the date of such termination shall be nonforfeitable to the extent then funded.

15.2 Employer Consolidation or Merger. Upon an Employer’s liquidation, bankruptcy, insolvency, sale, consolidation or merger to or with another organization which is not an Employer hereunder, in which the Employer is not the surviving company, or upon an adjudication or other official determination of a court of competent jurisdiction or other public authority pursuant to which a conservator, receiver or other legal custodian is appointed for the purpose of operation or liquidation of an Employer, the Trust Fund assets attributable to the Participants of such Employer shall be held or distributed as herein provided, unless the successor to such Employer assumes the duties and responsibilities of such Employer by adopting the Plan and Trust, or by the establishment of a separate plan and trust to which the Trust Fund assets of the Trust held on behalf of such Employer may be transferred with the consent and agreement of such Employer and the Company. Upon the consolidation or merger of two or more of the Employers under the Plan with each other, the surviving Employer or organization shall succeed to all the rights and duties under the Plan and Trust of the Employers involved.

15.3 Allocation and Liquidation of Trust Fund. Upon complete or partial termination of the Plan the proportionate interests of the affected Participants of each Employer, and their Beneficiaries, respectively, shall be determined by the Committee in accordance with Section 4044 of ERISA and other applicable laws and regulations. If any assets of the Plan remain following complete termination of the Plan, they shall revert to the Company as provided in Section 15.5. Notwithstanding the foregoing, in the event the Plan terminates, or there is a spin-off of part of the Plan (in excess of the three percent (3%) of the Plan assets permitted under Treasury Regulation Section 1.414(1)-1(n)(2)), within five (5) years following the date of any merger of any other plan into this Plan after September 2, 1974, and if the sum of the assets in this Plan after any such merger was less than the sum of the present values of the accrued benefits (whether or not vested) of both this Plan and such other plan on a termination basis on the merger date, then a special schedule of benefits shall be created from the necessary (as identified by an enrolled actuary) data maintained by the Employer or the Committee and shall be inserted in and modify the allocation priorities set forth above in this Section 15.3 at the time of such termination or spin-off, in accordance with Treasury Regulation Sections 1.414(1)-1(e)-(j) and 2608.13.

15.4 Manner of Distribution. Any distribution after termination or partial termination of this Plan may be made at any time, and from time to time, in whole or in part, to the extent that no discrimination in value results, in cash or in securities or other assets in kind (at fair market value at the time of distribution). In making such distribution, any and all determinations, divisions, appraisals, apportionments and allotments shall be made by the Committee acting with the information supplied by the Actuary and such actions shall be final, binding and conclusive on all persons for all purposes. Provided that no discrimination in value results, the Committee may direct that any or all of the nonforfeitable benefits to be distributed may be paid in a Lump Sum, subject to the consent requirements of Section 8.4.

15.5 Amounts Returnable to an Employer. In no event shall an Employer receive any amounts from the Trust, except such amounts, if any, as set forth below:

(a) Upon termination of the Plan and notwithstanding any other provisions of the Plan, the Company shall receive such amounts, if any, as may remain after the satisfaction of all liabilities of the Plan to affected Participants and Beneficiaries, and arising out of any variations between actual requirements and expected actuarial requirements;

(b) In the event of a contribution made by an Employer by a mistake of fact, such contribution may be returned to such Employer within one year after payment thereof, subject to the provisions of subsection (d), below;

(c) Each contribution hereunder is conditioned upon the deductibility of such contribution under Code Section 404 for the Plan Year for which such contribution is made and shall be returned to an Employer within one (1) year of disallowance, if such deduction is disallowed (to the extent of the disallowance), subject to the provisions of subsection (d), below; and

(d) The return of an Employer Contribution to an Employer under subsections (b) or (c), above, must comply with each of the following requirements:

(1) The amount of such Employer Contribution which may be so returned shall not be greater than the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there been no mistake in determining the deduction or had there been no mistake of fact, as the case may be; and

(2) The amount of such Employer Contribution which may be so returned shall not be increased by earnings attributable to the investment or reinvestment of such Employer Contribution in the Trust, but shall be reduced by losses attributable to the investment or reinvestment of such Employer Contribution in the Trust.

ARTICLE XVI.

Top-Heavy Provisions

16.1 Definitions. For purposes of this Article XVI, the following words and phrases shall have the meanings set forth below when used in the capitalized form, unless a different meaning is clearly warranted by the context:

(a) “Aggregation Group” shall mean a Required Aggregation Group or a Permissive Aggregation Group, as appropriate.

(1) “Required Aggregation Group” shall mean that group of plans comprised of each defined contribution and each defined benefit plan sponsored by the Company or any Affiliate in which at least one (1) Key Employee participates, and any other defined contribution or defined benefit plan sponsored by the Company or by any Affiliate which enables a plan in which a Key Employee participates to satisfy the minimum participation and non-discrimination requirements of Code Sections 401(a)(4) or 410.

(2) “Permissive Aggregation Group” shall mean all plans included in the Required Aggregation Group and any other plan or plans sponsored by the Company or by an Affiliate but only if such group of plans would satisfy, in the aggregate, the minimum participation and non-discrimination requirements of Code Sections 410 and 401(a)(4) and contributions or benefits in such other plans are comparable to contributions or benefits in the plans of the Required Aggregation Group. The Committee shall determine which plan or plans shall be taken into account in determining the Permissive Aggregation Group.

(b) “Annual Compensation” means compensation within the meaning of Code Section 415(c)(3).

(c) “Determination Date” shall mean, with respect to a Plan Year, the last day of the immediately preceding Plan Year.

(d) “Key Employee” shall mean any Employee or former Employee (and any beneficiaries of a former employee) who, for the Plan Year containing the Determination Date or any of the four preceding Plan Years, is:

(1) An officer of an Employer (or of an Affiliate) whose Annual Compensation during the Plan Year containing the Determination Date is greater than One Hundred Thirty Thousand Dollars ($130,000) (as adjusted under Code Section 416(i)(1); provided however, excluding Employees described in Code Section 414(q)(5), no more than the lesser of:

(A) fifty (50) Employees; or

(B) the greater of three (3) Employees or ten percent (10%) of all Employees shall be treated as officers, and such officers shall be selected from those with the highest Annual Compensation during the Plan Year containing the Determination Date;

(2) A five percent (5%) or greater owner of an Employer, as defined in Code Section 416(i)(B)(i); or

(3) A one percent (1%) or greater owner of an Employer (as defined in Code Section 416(i)(B)(ii)) whose Annual Compensation from an Employer is greater than One Hundred Fifty Thousand Dollars ($150,000).

(e) “Non-Key Employee” shall mean an Employee who is not a Key Employee, including an Employee who is a former Key Employee.

(f) “Valuation Date” shall mean (i) with respect to this Plan, the last valuation date of a Plan Year containing the Determination Date, which is the valuation date as of which the Actuary determines the funding requirements for the Trust Fund in accordance with ERISA and as provided in Section 11.3; (ii) with respect to any other defined benefit plan included in the Aggregation Group, the valuation date within the twelve (12) month period ending on the Determination Date as of which the minimum funding standards are determined for such plan; and (iii) with respect to a defined contribution plan included in the Aggregation Group, the valuation date within the twelve (12) month period ending on the Determination Date as of which the account balances under such plan are determined.

16.2 Application of Top-Heavy Provisions. The provisions of this Article XVI shall be applied as follows:

(a) Single Plan Determination. Unless this Plan is included in an Aggregation Group, it will be considered top-heavy and the provisions of this Article XVI shall be applicable, if, as of a Determination Date, the cumulative Accrued Benefits of Key Employees under the Plan exceeds sixty percent (60%) of the cumulative Accrued Benefits of all Employees under the Plan.

(b) Aggregation Group Determination. If the Plan is included in an Aggregation Group, it will be considered top-heavy and the provisions of this Article XVI shall be applicable, if as of a Determination Date, the sum of account balances of Key Employees under all defined contribution plans in the group and the cumulative accrued benefits of Key Employees under all defined benefit plans in such group exceed sixty percent (60%) of the same amounts determined for all employees under all plans included in the Aggregation Group.

(c) Top-Heavy Test. For purposes of subsection (a) and (b) above, accrued benefits and account balances shall be adjusted for any distribution made in the one-year period ending on the Determination Date, for any contribution due but unpaid as of the Determination Date and for any contributions made after the most recent Valuation Date. In the case of a distribution made for a reason other than separation from service, death, or disability, the previous sentence shall be applied by substituting “five-year period” for “one-year period.” The value of cumulative accrued benefits and the value of account balances shall be determined as of the most recent Valuation Date which is within the twelve-month period ending on the

Determination Date and the accrued benefit of a current Employee shall be determined as if he had incurred a Termination of Employment as of such Valuation Date. The present value of accrued benefits shall be determined using the actuarial assumptions set forth in Section 2.2, without regard to whether such benefit is accrued under this Plan or any other defined benefit plan included in the Aggregation Group. The accrued benefit and account balance of a Participant who has not performed services for an Employer or an Affiliate during the one-year period ending on the Determination Date, shall be disregarded. The determination of top-heavy status, including the extent to which contributions, distributions, rollovers and transfers are taken into account shall be made in accordance with Code Section 416 and the Treasury Regulations issued thereunder. Solely for the purpose of determining if this Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is top-heavy (within the meaning of Code Section 416(g)) the Accrued Benefit of a Non-Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by Affiliates, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

16.3 Top-Heavy Determination. The Committee shall determine whether the Plan is a top-heavy plan with respect to each Plan Year. The Committee’s determination shall be final and binding on all Participants.

16.4 Vesting Requirements. If the Plan is determined to be a top-heavy plan with respect to a Plan Year, then a Participant’s interest in his Accrued Benefit shall vest in accordance with the following schedule:

Years of Vesting Service	Vesting Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

If in a subsequent Plan Year, the Plan is no longer top-heavy, the vesting provisions that were in effect prior to the time the Plan became top-heavy shall be reinstated; provided, however, that any portion of a Participant’s Accrued Benefit which was vested prior to the time the Plan was no longer top-heavy shall remain vested; and provided further that a Participant who has at least three years of Vesting Service at the start of such Plan Year shall have the option of remaining under the vesting schedule in effect while the Plan was top-heavy. Notwithstanding the foregoing, this Article XVI does not apply to the Accrued Benefit of any Participant who does not have an Hour of Service after the Plan has initially become top-heavy.

16.5 Minimum Benefit.

(a) Minimum Accrual Formula. Subject to the provisions of subsection (b) below, if the Plan is determined to be top-heavy with respect to a Plan Year, then each Non-Key Employee who is a Participant and who completed at least one thousand (1,000) Hours of Service during such Plan Year shall accrue a benefit (expressed as a Single Life Annuity commencing at age sixty-five (65)) which is not less than the product of (1) and (2) below (“Minimum Accrual Amount”), where:

(1) is the number of Years of Service performed while the Plan is a top-heavy plan; and

(2) is two percent (2%) of such Participant’s average annual Code Section 415 Compensation for the period of the five (5) consecutive Plan Years during which the Plan is top-heavy for which such Participant has the highest aggregate of such compensation;

provided such product shall not exceed twenty percent (20%) of such average Code Section 415 Compensation, and the Minimum Accrual Amount shall be determined without regard to Social Security integration.

(b) Participation in Other Plans. If a Non-Key Employee who is entitled to a Minimum Accrual Amount is a participant in both a defined contribution plan and this Plan in a Plan Year in which this Plan is top-heavy, such Non-Key Employee shall receive an allocation under such defined contribution plan equal to five percent (5%) of his Code Section 415 Compensation for such Plan Year; provided, however, if such Non-Key Employee is a participant in more than one defined contribution plan, such minimum contribution allocation shall be provided under only one such defined contribution plan as determined in accordance with the top-heavy coordination provisions of such plans.

16.6 Adjustment in Maximum Limitation on Annual Benefits. For any Plan Year with respect to which the Plan is top-heavy, the denominators of defined benefit plan fraction and the defined contribution plan fraction described in Section 6.5(g) shall be determined under Code Section 415(e) by multiplying the dollar limitation then in effect by 1.0 instead of 1.25.

ARTICLE XVII.

Miscellaneous

17.1 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.

17.2 Rights to Trust Assets. No Participant shall have any right to, or interest in, any assets of the Trust Fund upon his Termination of Employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable to such Participant out of the assets of the Trust Fund. Neither the Employers, the Trustee nor any member of the Committee shall be liable to any Participant or beneficiary for benefits from this Plan, except for those payable from the Trust Fund in accordance with the terms of the Plan and the Trust.

17.3 Nonalienation of Benefits. Except as expressly provided for by this Plan or otherwise permitted by law, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any liability for alimony or other payments for property settlement or support of a spouse, former spouse or for any other relative of the Participant, but excluding devolution by death or mental incompetency, prior to being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder; provided, however, a Participant’s benefit may be offset to the extent necessary to satisfy the Participant’s criminal conviction for a crime involving the Plan, a civil judgment (including a consent order or decree) against the Participant or a settlement agreement entered into by the Participant, all in accordance with the provisions Code Section 401(a)(13)(C). None of the unpaid Plan benefits or Trust assets shall be considered an asset of the Participant in the event of his insolvency or bankruptcy. This Section 17.3 shall not bar any voluntary and revocable assignment to an Employer (or other designated person) by a Participant which is permitted under Treasury Regulation Section 1.401(a)-13, including any such assignment of a portion of any payment that such Participant otherwise is entitled to receive under this Plan for the purpose of paying part or all of the costs allocable to the Participant under a retiree medical expense plan.

ARTICLE XVIII.

Procedure for Identification and Processing

of Qualified Domestic Relations Orders

18.1 Definitions. The capitalized terms used in this Procedure, unless otherwise specifically defined below, shall have the same meaning as provided in this Plan as amended from time to time.

(a) “Alternate Payee” shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having the right to receive all or any portion of the benefits payable under the Plan with respect to such Participant.

(b) “Domestic Relations Order” or “Order,” used interchangeably, shall mean any judgment, decree or order of a court of competent jurisdiction, including approval of a property settlement agreement, (i) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and (ii) that is made pursuant to the domestic relations law of a state, including a community property law.

(c) “Qualified Domestic Relations Order” shall mean a Domestic Relations Order that meets all of the requirements specified in this Procedure, and that creates or recognizes the existence of the right of an Alternate Payee to receive, or assigns to an Alternate Payee the right to receive, all or a portion of the benefits payable with respect to a Participant under the Plan. The determination of the status of a Domestic Relations Order shall at all times be made in accordance with the provisions of any applicable regulations issued by the Secretary of Labor or the Secretary of the Treasury. The Committee’s determination of the status of a Domestic Relations Order shall be final and binding on all persons.

18.2 Status of Order. The Committee shall recognize the Order as a Qualified Domestic Relations Order if the Order satisfies all of the following requirements:

(1) The Order discloses the name and last known mailing address, if available, of the Participant and each Alternate Payee covered by the Order; provided, however, that an Order shall not fail to be a Qualified Domestic Relations Order merely because the Order does not specify the address of the Participant or an Alternate Payee, if the Committee is otherwise aware of the address of such Participant or Alternate Payee.

(2) The Order specifies the amount or the percentage of the Participant’s benefits to be paid to each Alternate Payee.

(3) The Order identifies the number of payments or periods to which such Order applies.

(4) The Order contains information sufficient to assure that the Order relates to the Plan.

(5) The Order does not require any type or form of payment of benefits or any option that is not otherwise provided under the Plan (nor require payment in the form of a joint and survivor annuity with respect to the Alternate Payee and any joint annuitant); provided, however, in the case of any payment before distribution of a Participant’s Accrued Benefit, as applicable, has commenced, an Order shall not be treated as failing to meet this requirement solely because such Order requires the payment of benefits to an Alternate Payee in a single-sum payment of the entire benefit of such Alternate Payee.

(6) The Order does not affect any portion of the Participant’s Accrued Benefit, as applicable, which is not fully-vested, nor any death benefit which has not been awarded at the date of the Order.

(7) The Order does not require the Plan to provide increased benefits, as determined on the basis of actuarial value.

(8) The Order provides that any income tax basis, if any, attributable to a Participant’s Accrued Benefit, as applicable, shall be proportioned to the benefit awarded to the Alternate Payee in the same percentage as such awarded benefit bears to such Accrued Benefit, as applicable, as of the date such Accrued Benefit is divided.

(9) The Order does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another Order previously determined by the Committee to be a Qualified Domestic Relations order.

18.3 Procedural Requirements.

(a) Copy of Order. Upon receipt by the Company of a certified copy of a Domestic Relations Order, the Committee promptly shall notify the Participant and any Alternate Payee that the Committee has received such Order and the Committee shall provide the Participant and each Alternative Payee with a copy of this Procedure.

(b) Notification. Within a reasonable time after receipt by the Committee of a Domestic Relations Order, or within such time period as shall be established under any applicable regulations issued by the Secretary of Labor or the Secretary of the Treasury, the Committee shall determine whether the Order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of such determination. If the Committee determines that an Order is not a Qualified Domestic Relations Order, such notice shall advise the Alternate Payee that he or she may have a right to petition the issuing court to amend the Order. Notifications shall be sent to the addresses specified in the Domestic Relations Order, or if the Domestic Relations Order does not specify addresses, to the last known address of the Participant and the Alternate Payee.

18.4 Segregation of Assets and Payments. During the eighteen (18) month period commencing thirty (30) days after a Domestic Relations Order has been received by the Committee and before its status has been determined, any amounts that would have been payable under the Plan to the Alternate Payee pursuant to the Order during such period shall be segregated under the Plan. If, within such eighteen-month period, the Order is determined to be a Qualified Domestic Relations Order by the Committee, a court of competent jurisdiction, or otherwise, the Committee shall pay the segregated amounts to the persons entitled to receive them. If it is determined that the Order is not a Qualified Domestic Relations Order or if the issue cannot be resolved within such eighteen-month period, the Committee shall cause the segregated amounts to be paid to the person or persons who would have been entitled to receive such amounts in the absence of such Order. The payment of any benefits from the Plan to a Participant or Alternate Payee pursuant to a Qualified Domestic Relations Order shall be suspended during any period during which the enforcement of such Order shall have been stayed by court of competent jurisdiction, if written notice of such stay is delivered to the Committee by a Participant or Alternate Payee.

18.5 Modification of Procedure. This Procedure may be modified from time to time by the Committee in its discretion to conform with applicable rules or regulations promulgated by the Secretary of Labor or Secretary of the Treasury.

ARTICLE XIX.

Claims Procedure

19.1 Claims Procedure. The Committee shall adopt, and may change from time to time, claims procedures, provided that such claims procedures and changes thereof shall conform with Section 503 of ERISA and the regulations promulgated thereunder. Such claims procedures, as in effect from time to time, shall be deemed to be incorporated herein and made a part hereof.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising the Magellan Pension Plan, as adopted effective January 1, 2004, Magellan Midstream Holdings, L.P., as the Company, has caused these presents to be duly executed in its name and behalf as of the 31ST day of December, 2003.

Magellan Midstream Holdings, L.P.
By:	Magellan Midstream Management, LLC, Its General Partner

By:	/s/ John D. Chandler
“COMPANY”